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Exhibit 10.18

October 2001

Benefits for
Your Life and Career

OFFICER BENEFITS ENROLLMENT GUIDE

How to Use This Guide

Your 2002 Officer Benefits Enrollment Guide contains information on the FlexPoint Benefits Program and the FlexExec Officer Benefits Program of WellPoint Health Networks, Inc. ("WellPoint") and it's affiliates. Your FlexPoint Enrollment Worksheet lists your options and the costs associated with those options. Use this Enrollment Guide for:

• Enrollment Procedures for Newly-Hired Officers

Enrollment procedures for new Officers are on page 10 of this Guide.

• Open Enrollment

An overview of the 2002 FlexPoint Benefits Program and enrollment procedures is on pages 5-9. You must enroll through ASC Online at http://home.wellpoint.com or on the Intranet at http://asconline.wellpoint.com. You only need to enroll if you would like to change your benefit election(s), make corrections and/or elect Flexible Spending Account(s) for 2002.

Read the FlexPoint Enrollment Guide carefully to determine the benefits that best suit your needs for 2002. Enroll for 2002 benefits from October 17, 2001 through November 2, 2001.

• Benefit Information

Explanations of the 2002 benefits are included for your review.

FlexPoint

FlexPoint benefits provide you and your family with health care and life insurance coverage options. You can change most of your benefits once a year in order to meet your needs for the upcoming year. Read this section carefully because you will not be able to change your elections during the year except as a result of a qualified mid-year change or if you meet special enrollment requirements.

FlexExec

An overview of the additional benefits provided to WellPoint Officers is included.

Balanced Life Benefits

WellPoint offers you a wide spectrum of benefits in addition to our FlexPoint benefits to assist you in balancing your career and your personal life. You can take advantage of many of the benefits at any time during the year.

Financial Future and Retirement

Brief descriptions of the Pension Plan, 401(k) Retirement Savings Plan, and Employee Stock Purchase Plan are included.

• Mid-Year Changes

WellPoint Officers experience a number of changes throughout the year that could affect their benefits, including marriage, birth, and change of employment. Review this section to learn more about mid-year changes and what to do.

• COBRA

An explanation of COBRA coverage is included for your review.

• Important Information

An explanation of important legislation is included.

• Important Telephone Numbers and Claims Addresses

A listing of phone numbers for providers and addresses for submitting claims is included.

About This Guide

This Guide does not serve as a guarantee of continued employment or benefits. WellPoint policies on hiring, discharge, layoff, and discipline are in no way affected by the programs described here. In particular, nothing in this booklet alters WellPoint's at-will employment policy which provides that employment with WellPoint is not for a specified period of time and can be terminated by either WellPoint or the officer at any time, with or without cause or advance notice.

In addition, WellPoint reserves the right to amend or discontinue the WellPoint plans—or any part of them—with or without notice, at any time at WellPoint's sole discretion. If there is a discrepancy between this document and the plan documents, the provisions of the plan documents will govern.

2002 Officer Benefits Enrollment Guide

Benefits For Your Life & Career

Table of Contents

Your 2002 Benefits Program	1
FlexPoint	1
FlexExec	2
Comprehensive Executive Nonqualified Retirement Plan	2
Additional Plans	2
FlexPoint Eligibility	3
How FlexPoint Works	5
Domestic Partner Coverage	6
Open Enrollment Procedures for Current WellPoint Officers	8
Enrollment Procedures for Newly-Hired Officers	10
FlexPoint Benefits Information	11
Your Medical Coverage	11
Your Dental Coverage	19
Your Vision Coverage	21
Your Life Insurance Coverage	23
Your Dependent Life Insurance Coverage	24
• Spouse/Domestic Partner	24
• Child	24
Your Accidental Death and Dismemberment (AD&D) Coverage	25
Your Flexible Spending Accounts	26
• Health Care	26
• Dependent Day Care	27
FlexExec	29
Officer Physical Exams	29
Group Universal Life Insurance	30
Your Disability Coverage	30
Comprehensive Nonqualified Retirement Plan	31
Your Balanced Life Benefits	34
Employee Assistance and Work/Life Program	34
MedCall	34
Tuition Assistance	34
Work On Wellness	35
Time Off	35
Your Financial Future and Retirement Benefits	36
Pension Accumulation Plan	36
401(k) Retirement Savings Plan	36
Employee Stock Purchase Plan	37
Mid-Year Changes	38
Continuing Health Care Coverage ("COBRA")	41
Important Information	43
Important Telephone Numbers	44
Important Addresses for Claims	45

Your 2002 Benefits Program

Here's a quick look at the benefits offered to Officers of WellPoint Health Networks Inc.

FlexPoint

Plan	Options

Medical	WellPoint Preferred PPO, WellPoint Group, or HMOs Waive coverage

Dental	Dental Net (available only in California) Standard Dental Enhanced Dental Waive coverage

Vision	Vision Service Plan LensCrafters (available only to BCBSGA associates) Waive coverage

Life Insurance	$50,000 1 times your benefit salary 2 times your benefit salary 3 times your benefit salary 4 times your benefit salary Waive coverage

Accidental Death and Dismemberment (AD&D) Insurance	1 times your benefit salary 2 times your benefit salary 3 times your benefit salary 4 times your benefit salary

Dependent Life Insurance
Spouse/Domestic Partner:	$5,000 1/2 your benefit salary 1 times your benefit salary Waive coverage

Each Child*:	$5,000 $10,000 $25,000 Waive coverage

Flexible Spending Accounts	Health care up to $5,000 Dependent daycare up to $5,000

*
Amount payable depends on age of child. See page 24.

FlexExec

These benefit plans are provided for all WellPoint Officers automatically—no enrollment is required.

Plan	Options

Officer Physical Exams	Available to Vice Presidents and above with one year of service

Group Universal Life	2 times compensation* for Vice Presidents and General Managers 3 times compensation* for Senior Vice Presidents and above

Short-Term Disability	Maximum of 26 weeks salary continuance

Long-Term Disability	60% of compensation** for Vice Presidents and General Managers 70% of compensation** for Senior and Executive Vice Presidents

*
Base salary as of September 1, 2001 plus target management bonus

**
Base salary as of September 1, 2001 plus target management bonus and commissions received from 9/1/2000 through 8/31/2001

Comprehensive Executive Nonqualified Retirement Plan

Plan/Feature	Options

Supplemental 401(k) Deferral	You may defer 1% - 6% of your eligible compensation after contributing the annual maximum to the 401(k) plan and also before becoming eligible for the Company match; deferrals receive a Company matching contribution

Salary Deferral	You may defer 1% - 60% of your base salary

Management Bonus Deferral	You may defer 1% - 100% of your 2002 bonus to be paid in 2003

Car Allowance Deferral (You may elect to defer your car allowance, receive it as taxable income, or decline it and receive mileage reimbursement.)	$4,800 annually for Vice Presidents and General Managers $7,200 annually for Senior Vice Presidents $9,600 annually for Executive Vice Presidents and above

Supplemental Pension Plan	WellPoint automatically makes contributions for compensation in excess of $200,000; 5-year vesting applies

Additional Plans

Plan	Options

WellPoint 401(k) Retirement Savings Program	Highly compensated may defer 2% - 8% of your eligible compensation; Company match applies (see page 36 for details)

Employee Stock Purchase Plan	You may contribute between $20 and $817.30 per pay period (see page 37 for details)

FlexPoint Eligibility

Officers

All full-time Officers are eligible for FlexPoint benefits on the first of the month following or coinciding with one calendar month of employment. For example, if you begin work on July 15, you will be eligible to participate in FlexPoint on September 1. If you begin work on July1, you will be eligible to participate on August 1.

If you are rehired within one year of termination, you are eligible for FlexPoint benefits on the first of the month following your rehire date.

Dependents

You may only enroll your eligible dependents in FlexPoint benefits. Enrolling dependents that are not eligible is a violation of Company policy that is subject to disciplinary action up to and including termination of employment. Domestic partner coverage is now available for health and life insurance benefits. See pages 6-7.

Eligible dependents include:

•
Your spouse/domestic partner

•
Your or your partner's unmarried children through age 18 who are your dependents for income tax purposes. Legally-adopted children, stepchildren, and any child for whom you or your spouse/ partner is a legal guardian are eligible under the same terms as your own natural children.

•
Your or your partner's unmarried children, age 19 through 24, who are your dependents for income tax purposes and enrolled for 12 or more credits per semester (or equivalent full-time basis) in an accredited college, university, or post-high-school trade or technical school. You will be required to provide proof of full-time student status.

•
Your or your partner's unmarried children who are your dependents for income tax purposes and who are declared by a physician to be incapacitated or disabled. A physician's note is required, and generally the child must have been covered under the plan at the time of disability.

Note: You may not be covered as an associate and as a dependent on WellPoint's medical, dental, vision, or life insurance plans. For example, if you and your spouse are both employed at WellPoint, you may elect to cover your spouse for medical, dental, and vision. However, your spouse may not also elect those coverages as an associate. Or, both you and your spouse may each elect to be covered as associates. Additionally, you may not have duplicate coverage for your children (i.e. both parents may not elect medical, dental, vision, and/or life insurance for the children).

When Coverage Ends

Your coverage under the medical, dental, and vision plans will end on the last day of the month of termination of your employment with WellPoint. You may be eligible to continue your WellPoint health coverage through COBRA (see page 41). Life insurance, AD&D, STD, LTD, and dependent life end on your last day of employment with WellPoint. You may be able to convert your life insurance. Other situations in which your coverage will be terminated are listed below, along with the same kind of information for your dependents.

All coverage will terminate at the earliest time specified below:

1.
For the medical, dental, and vision plans, on the last day of the month you cease to be an eligible associate (such as termination of employment, retirement, or for any other reason).

2.
For the life insurance, AD&D, STD, LTD, and dependent life plans, on the date you cease to be an eligible associate (such as termination of employment, retirement, or for any other reason).

3.
Upon discontinuation or termination of any plan, when such plan ends. The plans may be terminated or amended without notice to you.

4.
Upon non-payment of any required associate contribution.

Your dependent(s) coverage will cease at the earliest time specified below:

1.
When your coverage terminates.

2.
On the last day of the calendar month when your dependent(s) cease to be eligible, depending on plan provisions.

3.
Upon non-payment of any required associate contribution.

How FlexPoint Works

Coverage Levels

In addition to deciding which medical, dental, and vision options you want for yourself, you may also decide if you want dependent coverage. WellPoint offers four levels of coverage. You can select coverage for:

•
Yourself only

•
Yourself plus Spouse/Domestic Partner

•
Yourself plus Child(ren)

•
Yourself plus Family (Spouse/Domestic Partner and Child(ren))

The Pretax Advantage

With FlexPoint, you pay your share of the cost for most of your benefits on a pretax basis (excluding domestic partner coverage). This means your contributions will be deducted from your pay BEFORE Social Security, Medicare, federal, state, and local income taxes are calculated and withheld. This way, your taxable income is reduced and you pay less tax.

Pretax

•
Medical

•
Dental

•
Vision

•
Flexible Spending Accounts—Health Care and Dependent Day Care

Post-tax

•
Employee Life Insurance

•
Dependent Life Insurance

•
Accidental Death and Dismemberment (AD&D)

•
Domestic Partner Coverage

Coverage During a Leave of Absence

If you go out on an unpaid leave of absence, you are given the option to discontinue some or all of your FlexPoint benefits as of the date the leave begins. You will have the option to reinstate these benefits when you return from the leave. If you continue your coverage during a leave of absence, it is your responsibility to make biweekly payments for the cost of your benefits to the Leave of Absence Unit.

Changes to Coverage During a Leave of Absence

•
Changes to life insurance, spouse/partner life, child life, and AD&D do not become effective until the later of the following:

•
January 1, 2002, or

•
The date of your return to active employment status.

•
Changes that may result in an increase in the amount or volume of life insurance will not take effect while on a leave of absence; they are delayed until your return to active employment.

Domestic Partner Coverage

FlexPoint offers limited benefits coverage to domestic partners. Officers who are eligible for FlexPoint may enroll their domestic partners and/or children of domestic partners in medical,* dental, vision, and life insurance coverage.

For the purpose of FlexPoint, a domestic partnership consists of two adults of the same or opposite sex who have chosen to share their lives in a committed relationship equivalent to that of married persons, and who reside together and share a mutual obligation of support for the basic necessities of life.

Eligibility

To qualify for benefits, the associate and domestic partner must meet ALL of the following criteria:

•
Each person is the other's sole domestic partner and intends to remain so indefinitely.

•
Neither person is married or legally separated from anyone else.

•
Each person is at least 18 years of age and mentally competent to consent to the terms of the Declaration of Domestic Partnership.

•
The associate and domestic partner are not related by blood to a degree of closeness that would prohibit legal marriage in the state in which they reside.

•
Both persons currently reside in the same residence and intend to do so indefinitely.

•
Both persons are jointly responsible for basic living expenses incurred during the domestic partnership.

•
Neither partner has had a different domestic partner within the last six months from the date of the execution of the Declaration of Domestic Partnership (this condition does not apply if the previous domestic partner is deceased).

•
Both persons have executed a domestic partnership agreement and/or registered as domestic partners in a jurisdiction that authorizes such agreements and/or registries OR at least TWO of the following statements are true:

•
Both persons have lived together continuously for the past 12 months;

•
The associate has designated the domestic partner as a beneficiary under his/her will, or the domestic partner has designated the associate as a beneficiary under his/her will;

•
The associate has granted his or her domestic partner powers under a durable power of attorney, or the domestic partner has granted the associate powers under a durable power of attorney;

•
The associate has previously designated the domestic partner as a beneficiary under his/her life insurance policy, or the domestic partner has previously designated the associate as a beneficiary under his/her life insurance policy;

•
Both persons share a joint bank account;

•
Both persons are cosigners of a lease or deed;

•
Both persons are named on the same car insurance policy.

*
Not all HMOs offer domestic partner coverage (see page 18). This coverage is available in all states under the WellPoint Preferred PPO or WellPoint Group Plan.

Certification

If you wish to elect domestic partner benefits, you must complete a Declaration of Domestic Partnership and return it for approval before any domestic partner benefits can be activated. The declaration form will be mailed to you when you elect domestic partner benefits. Both you and your domestic partner are required to sign the declaration.

Eligible Dependents

In addition to health and life insurance coverage for your domestic partner, you may also elect health and life coverage for the qualified children of your domestic partner. Your domestic partner's children are eligible for coverage if they are:

•
Unmarried;

•
Primarily dependent on you or your domestic partner for support;

•
Living with you and your domestic partner in a regular parent-child relationship;

•
Within the age/student requirements of the plan benefits; and

•
Eligible to be claimed by you or your domestic partner as a dependent as defined in Internal Revenue Code section 152.

Cost of Coverage

Coverage		Associate Biweekly Cost

•	Associate & Domestic Partner	Same
•	Associate & Spouse

•	Associate & Domestic Partner(s) Child(ren)	Same
•	Associate & Associate's Child(ren)
•	Associate, Associate's Child(ren), & Domestic Partner's Child(ren)

•	Associate, Spouse, & Child(ren)	Same
•	Associate, Domestic Partner, & Associate's Child(ren) and/or Domestic Partner's Child(ren)

The portion of your contribution that is attributable to coverage for your domestic partner and/or your domestic partner's child(ren) will be paid on an after-tax basis.

Tax Consequences

        The IRS has determined that if you receive health benefits for your domestic partner and/or his or her children, AND your domestic partner and his or her children are not your dependents as defined by the IRS, you must pay federal income tax on the value of the benefits you received. The IRS defines the value of these benefits as the amount it would cost you to obtain the insurance for your partner and each of your partner's children at group policy rates. Because there are tax consequences associated with domestic partner coverage, we recommend you consult a tax advisor before electing this coverage.

You may view and print a copy of the Domestic Partner Guide with the Declaration of Domestic Partnership from TAO or WorkSite. In TAO, go to "Bulletin Boards," select "__HR__Information," and then open "Domestic Partner Guide." From WorkSite (http://home.wellpoint.com) go to Department Links>Human Resources>Library>Benefits. If you are unable to view or print these materials, call the ASC at (877) 342-5272 to have a copy sent to you.

Open Enrollment Procedures for Current WellPoint Officers

Comprehensive Executive Nonqualified Retirement Plan

As in prior years, you will make your Comprehensive Executive Nonqualified Retirement Plan elections by completing a FlexExec enrollment form. Web enrollment is not available for the Comprehensive Executive Nonqualified Retirement Plan.

FlexPoint

Your FlexPoint elections for 2002 will be in effect from January 1 through December 31, provided you remain eligible for benefits. Each year, during the Open Enrollment period, you have the opportunity to change your coverage for the following plan year.

Open enrollment will be from, October 17, 2001 through November 2, 2001.

When you log on for Web enrollment to make changes, you must enter your user ID, as well as your password. Using your password serves as both your signature and your authorization to process benefit changes.

Before you enroll, give careful consideration to the benefits you will need for the 2002 calendar year. Unless you have a qualified mid-year change (see Mid-Year Changes on page 38), you may not make any changes to your enrollment selections until 2003.

If You Need to Make Changes...

1.
Review this FlexPoint Enrollment Guide and select your benefit coverages. If you have specific questions about coverages, please contact the plan provider directly. Customer Service telephone numbers are listed in the Medical Comparison Chart (pages 13-16) and the Dental Comparison Chart (page 20).

2.
Complete the Enrollment Worksheet before making changes for 2002. Your 2001 elections are highlighted for your reference.

3.
Log on to ASC Online to make your 2002 benefit elections from October 17, 2001 through November 2, 2001.

4.
You will receive a Confirmation Statement along with any necessary forms at the end of the Open Enrollment period. If you do not receive a Confirmation Statement by December 10, 2001, please contact the Associate Service Center immediately.

5.
Check your Confirmation Statement carefully. If you need to make any changes or corrections, call the Associate Service Center at (877) 342-5272 before December 14, 2001.

Enroll Via ASC Online

During this Open Enrollment period, you can make FlexPoint changes on ASC Online. Simply type http://home.wellpoint.com from your browser at work to access the enrollment site from the WellPoint Intranet. You can also access the enrollment site from home at http://asconline.wellpoint.com. You will be asked to enter your user ID as well as your password.

Important: After you scroll through and make the changes you want, you must click "Submit." Your elections are not final until you click the "Submit" button and the summary of elections screen appears.

If You Do Not Log On to ASC Online to Enroll

•
If you don't log on to the Web, you will receive your 2001 benefit coverages (except for your Flexible Spending Accounts) at the new 2002 contribution levels.

•
You will not participate in the Health Care or Dependent Day Care Flexible Spending Accounts. You must log on to ASC Online to authorize Health Care and Dependent Day Care Spending Account deductions for 2002.

ASC Online

Log on at work at
http://home.wellpoint.com

or at home at
http://asconline.wellpoint.com

Confirmation Statements

•
A Confirmation Statement will be mailed to your home at the end of the enrollment period. You may also review your elections on-line at any time.

•
Check your Confirmation Statement carefully. If you need to make any changes or corrections, or fix omissions, call the Associate Service Center before December 14, 2001. You cannot make changes or corrections after December 14, 2001.

Keep your Confirmation Statement for your records.

Forms

Depending upon your elections you may be required to complete and submit additional information.

•
If you are newly enrolling or are adding a new dependent in an HMO or Dental Net (California associates only), you must complete an HMO and Dental Net enrollment form.

•
A Declaration of Domestic Partnership is required if you are adding your domestic partner to your coverage for the first time.

•
An Evidence of Insurability (EOI) form is required if you select a life insurance option that is two levels greater than your existing coverage. If you increase coverage for your spouse/domestic partner by one level or more, an EOI form is required. Should you increase child life insurance by two levels or more, you will need to complete an EOI form for each child.

  EOI forms will be sent to your home address after November 15, 2001.

For coverage to be effective for January 1, 2002, all forms must be returned by December 14, 2001.

Deductions and Pay Periods in 2002

There will be 26 pay periods in 2002. Your first benefit deductions for 2002 will begin with your January 4, 2002 paycheck. If you notice any errors or omissions on this paycheck, contact the Associate Service Center immediately. No corrections can be made after January 15, 2002.

Questions?

If you have any questions about your FlexPoint options or procedures, contact the Associate Service Center. If you have specific medical or dental coverage questions, please call the Customer Service numbers listed in the Medical Comparison Chart (pages 13-16) and the Dental Comparison Chart (page 20).

Enrollment Procedures for Newly-Hired Officers

Comprehensive Executive Nonqualified Retirement Plan

You will make your Comprehensive Executive Nonqualified Retirement Plan elections by completing enrollment forms, which will be sent to you under separate cover. Web enrollment is not available for the Comprehensive Executive Nonqualified Retirement Plan.

FlexPoint

Before you enroll, give careful consideration to the benefits you will need for the 2002 calendar year. Unless you have a qualified mid-year change (see Mid-Year Changes on page 38), you may not make any changes to your enrollment selections until 2003.

Enrollment will be conducted through ASC Online, a Web enrollment system where associates enter their benefit selections. This system will be available 24 hours a day, 7 days a week, during your enrollment period.

Steps

1.
Review this 2002 FlexPoint Enrollment Guide and select your benefit coverages. To assist you in your provider selections, HMO and PPO directories are available at your local Human Resources office. If you have questions about medical or dental coverage, please contact the providers directly at the Customer Service phone numbers listed in the Medical Comparison Chart (pages 13-16) and Dental Comparison Chart (page 20).

2.
Complete the Enrollment Worksheet and select your coverage levels prior to enrolling.

3.
Log on to ASC Online to make your 2002 benefits elections. Simply type http://home.wellpoint.com from your browser at work to access the enrollment site from the WellPoint Intranet. You can also access the enrollment site from home at http://asconline.wellpoint.com. You will be asked to enter your user ID as well as your password. Using your password serves as both your signature and your authorization to process benefit elections.

4.
You will receive a Confirmation Statement after you complete your enrollment. If you do not receive a Confirmation Statement within two weeks of enrolling, contact the Associate Service Center.

Default Coverage—If You Don't Enroll

If you do not make your elections within the time period indicated on your Enrollment Worksheet, you will be assigned default coverage automatically. Default coverage provides minimal benefits for you only—not your dependents. With default coverage, you receive the following benefits:

•
WellPoint Preferred PPO or WellPoint Group Medical, associate only coverage with $1,000 deductible

•
$50,000 in life insurance

•
One times your benefit salary in Accidental Death and Dismemberment (AD&D) insurance

•
No Flexible Spending Account participation

If coverage is defaulted, you must wait until the next annual enrollment period to elect other coverage unless you qualify for a mid-year change that allows you to change some, but not all, coverages.

FlexPoint Benefits Information

Your Medical Coverage

The medical options in FlexPoint are designed to meet the needs of individuals with varying personal situations. Depending on where you live and work, you may be able to choose WellPoint Preferred—a preferred provider organization (PPO), a health maintenance organization (HMO), or WellPoint Group if you live where there is no PPO or HMO available. Your medical options are based on both your home address and your Company mail drop. Please carefully review provider directories (available at your local HR office) before making an election. In making your choice, it's important that you read and understand the benefits available to you, as well as the limitations and exclusions. The information in this Enrollment Guide is only a summary—refer to your Summary Plan Description for more information.

•
Consider the way you now receive—or would like to receive—medical care, and identify your alternatives. HMOs generally require you to pay a small fee (copay) when you use network services and provide no benefits when you use a provider outside the network. With WellPoint Preferred, you also may have to satisfy a deductible and coinsurance. However, you may use a non-network provider if you are willing to share more of the cost.

•
Also find out whether your current providers participate in an available HMO or PPO. If you're enrolling in an HMO and will be a new patient with a particular primary care physician, call the physician's office to determine whether he/she is accepting new patients.

Special Considerations

If you have coverage under another group medical plan, you have the option to waive your FlexPoint medical coverage. If you waive medical coverage, you must certify coverage with another group plan. For example, you may be covered under your spouse's plan. You can waive coverage and receive a credit, which is taxable income in your paycheck. Part-time associates are not eligible for flex credits.

If you elect an HMO (for the first time), or add dependents to your HMO coverage, you must submit an HMO Enrollment Form no later than December 14, 2001 (or the effective date of your coverage for 2002 new hires), or you will be assigned a provider.

If you have a qualified mid-year change (see page 38), you must notify the Associate Service Center within 31 days of the change.

Claims Procedures

If you choose WellPoint Preferred PPO, your provider will file claims for you and your covered dependents when you receive care in-network. For non-network providers or if you choose the WellPoint Group Plan, your provider may use a universal claim form and mail it to the claims address on your ID card. You can obtain a claim form by calling Customer Service at (800) 234-0111 or by downloading a claim form from Member Services at www.bluecrossca.com or from WorkSite at http://home.wellpoint.com›Department Links›Forms›Benefits.

All WellPoint Preferred PPO and WellPoint Group claims should be mailed to: WellPoint Health Networks Inc., P.O. Box 4109, Woodland Hills, California 91365, Attn: Associate Claims Unit. Be sure to use a separate claim form for each patient and provider.

BCBSGA Associates

If you choose WellPoint Preferred PPO, your provider will file claims for you and your covered dependents when you receive care in-network. For non-network providers, your provider may use a universal claim form and mail it to the claims address on your ID card. You can obtain a claim form by calling Customer Service at (800) 441-2273 or by downloading a claim form from Members Services at www.bcbsga.com.

Claims should be mailed to: Blue Cross and Blue Shield of Georgia, P.O. Box 9907, Columbus, GA 31908-6007.

Medical Comparison Chart

The Medical Comparison Chart has been designed to help you understand the differences between plans. Carefully review this information before making your benefit selection.

Note: You continue to be responsible for all copays, even after you reach the out-of-pocket maximum.

Medical Comparison Chart

	WellPoint Preferred (PPO)
Deductible(1)	WP250	WP500	WP1000
Individual	$250	$500	$1,000
Family	$750	$1,500	$3,000

	WP250		WP500		WP1000
Out-of-Pocket Maximum(2)	Network	Non-Network	Network	Non-Network	Network	Non-Network
Individual	$2,500	$6,900	$3,500	$7,100	$4,500	$7,600
Family	$7,500	$20,700	$10,500	$21,300	$13,500	$22,800

	Network Providers		Non-Network Providers

Hospital Services(3)
Inpatient	80% after deductible (85% for WP 250)		60% after deductible
Outpatient	80% after deductible (85% for WP 250)		60% after deductible
Skilled Nursing Facility	80% after deductible; limited to 100 days/calendar year (85% for WP 250)		60% after deductible; limited to 100 days/calendar year

Professional Services
Office Visits	WP 250	$15 copay	60% after deductible
	WP 500	$20 copay	60% after deductible
	WP 1000	80% after deductible	60% after deductible
Well Baby Care:
• Office Visits	WP 250	$15 copay	60% after deductible
	WP 500	$20 copay	60% after deductible
	WP 1000	80% after deductible	60% after deductible
• Immunizations		$0 copay	60% after deductible
Annual Routine Exam ($300 maximum, including well woman exam)	100% covered (does not apply toward deductible)		60% after deductible
Well Woman Exams: ($300 maximum, included in Annual Routine Exam)
• Office Visit	100% covered (does not apply toward deductible)		60% after deductible
• Mammogram	100% covered (does not apply toward deductible)		60% after deductible
• Pap smear	100% covered (does not apply toward deductible)		60% after deductible
X-ray and lab tests	80% after deductible (85% for WP 250)		60% after deductible

Emergency Medical Services
Professional Services (at hospital)	80% after deductible (85% for WP 250)		80% after deductible
Hospital Emergency Room	80% after deductible (85% for WP 250)		80% after deductible

Maternity
Hospital	80% after deductible (85% for WP 250)		60% after deductible
Office Visits	WP 250	$15 copay	60% after deductible
	WP 500	$20 copay	60% after deductible
	WP 1000	80% after deductible	60% after deductible
Infertility Diagnostic Procedures	80% after deductible (85% for WP 250)		60% after deductible

Mental Health Care/Substance Abuse
Inpatient (up to 30 days per calendar year)	80% after deductible (85% for WP 250)		60% after deductible
Outpatient (50 visit maximum/calendar year)	80% after deductible (85% for WP 250)		60% after deductible
	$50 maximum/visit		$40 maximum/visit

Miscellaneous Services
Chiropractic (26 visit maximum/calendar year)	WP 250	$15 copay	60% ($25 maximum/visit—after deductible has been met)
	WP 500	$20 copay
	WP 1000	80% after deductible
Acupuncture (26 visit maximum/calendar year)	WP 250	$15 copay	60% ($25 maximum/visit—after deductible has been met)
	WP 500	$20 copay
	WP 1000	80% after deductible
Physical Therapy/Physical Medicine	80% after deductible (85% for WP 250)		60% after deductible
Allergy Test	WP 250	$15 copay	60% after deductible
	WP 500	$20 copay
	WP 1000	80% after deductible
Allergy Treatment	80% after deductible (85% for WP 250)		60% after deductible

Prescription Drugs
	$15 brand/$7 generic copay; 30-day supply		$15 brand/$7 generic copay; 30-day supply
	$30 brand/$14 generic copay; 90-day supply mail order		$30 brand/$14 generic copay; 90-day supply mail order
	Infertility drugs not covered		Infertility drugs not covered

Customer Service Number		(800) 234-0111
(1)
Deductible—Deductible expenses applied to the forth quarter of the previous year will be carried over. Copay amounts do not apply toward the deductible.

(2)
Satisfying the smaller in-network coinsurance and deductible will apply toward, but not satisfy, the larger out-of-network coinsurance and deductible, excluding any copays. Satisfying the larger out-of-network coinsurance and deductible will automatically satisfy the smaller in-network coinsurance and deductible, excluding any copays. Copays do not apply to the out-of-pocket maximum.

(3)
Hospital Services—Pre-certification is required. You must initiate; failure to do so will result in a $250 additional deductible for medically necessary care. Under no circumstances are benefits payable for unnecessary care.

No pre-existing conditions apply.

	WellPoint Group(1)			Blue Cross HMO (formerly CaliforniaCare)	Blue Choice Healthcare (GA)
Deductible	Deductible(2)			Deductible	Deductible
Individual	$250	$500	$1,000	There is no deductible; some services require a copay	There is no deductible;some services require a copay
Family	$750	$1,500	$3,000	There is no deductible; some services require a copay	There is no deductible; some services require a copay

Out-of-Pocket Maximum	Out-of-Pocket Maximum			Out-of-Pocket Maximum	Out-of-Pocket Maximum
Individual	$2,500	$3,500	$4,500	$1,500	None
Family	$7,500	$10,500	$13,500	$3,000 (2 family members)	None
$4,500 (3 or more family members)

Hospital Services	Hospital Services(3)			Hospital Services	Hospital Services
Inpatient	80% after deductible			No charge	No charge
Outpatient	80% after deductible			No charge	No charge
Skilled Nursing Facility	80% after deductible (limited to 100 days/calendar year)			No charge (up to 100 days per year)	No charge (up to 30 days per year)

Professional Services	Professional Services			Professional Services	Professional Services
Office Visits	80% after deductible			$10 copay	$10 copay
Well Baby Care:
• Office Visits	80% after deductible			$10 copay	$10 copay
• Immunizations	100% covered			No charge	No charge (office visit copay may apply)
Annual Routine Exam ($300 maximum, including well woman exam)	100% covered (does not apply to deductible)			$10 copay	$10 copay
Well Woman Exams (included in annual Routine Exam benefit):
• Office Visit	100% covered (does not apply to deductible)			$10 copay	$10 copay
• Mammogram	100% covered (does not apply to deductible)			No charge	$10 copay
• Pap smear	100% covered (does not apply to deductible)			No charge	$10 copay
X-ray and lab tests	80% after deductible			No charge	No charge

Emergency Medical Services	Emergency Medical Services			Emergency Medical Services	Emergency Medical Services
Professional Services (at hospital)	80% after deductible			No charge	No charge
Hospital Emergency Room	80% after deductible			$50 copay, waived if admitted	$50 copay, waived if admitted

Maternity	Maternity			Maternity	Maternity
Hospital	80% after deductible			No charge	No charge
Office Visits	80% after deductible			$10 copay	$10 copay (first visit only)
Infertility Diagnostic Procedures	80% after deductible			50% (copay will not be applied to out-of-pocket maximum)	$10 copay (artificial insemination and in-vitro fertilization are excluded)

Mental Health Care/Substance Abuse	Mental Health Care/Substance Abuse			Mental Health Care/Substance Abuse	Mental Health Care/Substance Abuse
Inpatient	80% after deductible (up to 30 days per calendar year)			$100/day copay, up to 30 days per year (copay will not be applied to out-of-pocket maximum)	No charge, up to 30 visits per year; 6 day limit for substance abuse
Outpatient	80% after deductible; $50 maximum/visit (50 visit maximum/calendar year)			$35 copay, up to 20 visits per year, when ordered by PCP (psychoanalysis excluded)	$25 copay, up to 20 visits per year

Miscellaneous Services	Miscellaneous Services			Miscellaneous Services	Miscellaneous Services
Chiropractic	80% after deductible (26 visit maximum/calendar year)			Generally not covered; $10 copay, when approved by PCP	Not covered
Acupuncture	80% after deductible (26 visit maximum/calendar year)			Generally not covered; $10 copay, when approved by PCP	Not covered
Physical Therapy/Physical Medicine	80% after deductible			$10 copay, up to 60 visits per year	$10 copay, up to 20 visits per year
Allergy Test	80% after deductible			$10 copay	$10 copay
Allergy Treatment	80% after deductible			$10 copay	$10 copay

Prescription Drugs	Prescription Drugs			Prescription Drugs	Prescription Drugs
	$15 brand/$7 generic copay; 30-day supply			$15 brand/$7 generic copay; 30-day supply	$15 brand/$7 generic copay; 30-day supply
	$30 brand/$14 generic copay; 90-day supply mail order			$30 brand/$14 generic copay; 90-day supply Infertility drugs not covered	$30 brand/$14 generic mail order copay; 90-day supply Infertility drugs not covered

Customer Service Number	(800) 234-0111			(800) 234-0111 or www.bluecrossca.com	(800) 441-2273 or www.bcbsga.com TDD: (404) 842-8073
(1)
This plan is for associates who live in an area where neither a PPO network nor an HMO network is available.

(2)
The deductible is included in the out-of-pocket maximum.

(3)
Hospital Services—Pre-certification is required. You must initiate; failure to do so will result in a $250 additional deductible for medically necessary care. Under no circumstances are benefits payable for unnecessary care.

	UNICARE HMO (Illinois)	HMO Blue (MA)	Blue Care Network of S.E. Michigan
Deductible	Deductible	Deductible	Deductible
Individual	There is no deductible; some services require a copay	There is no deductible; some services require a copay	There is no deductible; some services require a copay
Family	There is no deductible; some services require a copay	There is no deductible; some services require a copay	There is no deductible; some services require a copay

Out-of-Pocket Maximum	Out-of-Pocket Maximum	Out-of-Pocket Maximum	Out-of-Pocket Maximum
Individual	$1,500	None	None
Family	$3,000	None	None

Hospital Services	Hospital Services	Hospital Services	Hospital Services
Inpatient	$250 room & board copay per admission	No charge	No charge
Outpatient	No charge	No charge	No charge
Skilled Nursing Facility	No charge (up to 60 days per year)	No charge (up to 100 days per year)	No charge (up to 45 days per year)

Professional Services	Professional Services	Professional Services	Professional Services
Office Visits	$10 copay	$10 copay	$10 copay
Well Baby Care:
• Office Visits	$10 copay	$10 copay	$10 copay
• Immunizations	No charge (office visit copay may apply)	No charge (office visit copay may apply)	No charge (office visit copay may apply)
Annual Routine Exam ($300 maximum, including well woman exam)	$10 copay	$10 copay	$10 copay
Well Woman Exams (included in annual Routine Exam benefit):
• Office Visit	$10 copay	$10 copay	$10 copay
• Mammogram	$10 copay (if doctor's office visit)	No charge (office visit copay may apply)	No charge (office visit copay may apply)
• Pap smear	$10 copay (if doctor's office visit)	No charge (office visit copay may apply)	No charge (office visit copay may apply)
X-ray and lab tests	No charge	No charge	No charge (office visit copay may apply)

Emergency Medical Services	Emergency Medical Services	Emergency Medical Services	Emergency Medical Services
Professional Services (at hospital)	No charge	No charge	No charge
Hospital Emergency Room	$50 copay	$50 copay	$25 copay

Maternity	Maternity	Maternity	Maternity
Hospital	No charge	No charge	No charge
Office Visits	$10 copay (first visit only)	No charge	$10 copay
Infertility Diagnostic Procedures	No charge (4 attempts for actual infertility per lifetime)	$10 per visit	$10 copay for first visit, then 50% of covered charges

Mental Health Care/Substance Abuse	Mental Health Care/Substance Abuse	Mental Health Care/Substance Abuse	Mental Health Care/Substance Abuse
Inpatient	No charge, up to 30 days per year	No charge, up to 60 days per year for mental health care and up to 30 days per year for substance abuse	No charge, up to 30 days per year for mental health care and 50% copay for detoxification
Outpatient	$20 copay, up to 20 visits per year	20 visits per year ($10 copay for visits 1-10; $15 copay for visits 11-20)	50% copay, up to 20 visits per year

Miscellaneous Services	Miscellaneous Services	Miscellaneous Services	Miscellaneous Services
Chiropractic	Not covered	Not covered	Covered when referred by PCP
Acupuncture	Not covered	Not covered	Not covered
Physical Therapy/Physical Medicine	$10 copay, up to 60 visits per year	$10 copay, up to 60 visits per year	$5 copay, up to 60 days
Allergy Test	No charge (office visit copay may apply)	$10 copay	50% copay for testing
Allergy Treatment	No charge (office visit copay may apply)	No charge	$5 copay for injections (office visit copay may apply)

Prescription Drugs	Prescription Drugs	Prescription Drugs	Prescription Drugs
	$15 brand/$7 generic copay; 30-day supply $30 brand/$14 generic copay 90 day supply, mail order	$20 brand/$10 generic copay (at HMO Blue-participating pharmacies)—30-day supply $20 brand/$10 generic mail order copay—90-day supply	$5 copay—30-day supply

Customer Service Number	(800) 234-0111	(800) 588-5509 or www.bcbsma.com TDD: (800) 522-1254	(800) 662-6667 or www.bcbsm.com TDD: (800) 257-9980

	BlueCare Health Plan (Connecticut)	HealthKeepers of Virginia	HMO Blue Cross (Dallas/Ft. Worth) and HMO Blue Texas (Houston)
Deductible	Deductible	Deductible	Deductible
Individual	There is no deductible; some services require a copay	There is no deductible; some services require a copay	There is no deductible; some services require a copay
Family	There is no deductible; some services require a copay	There is no deductible; some services require a copay	There is no deductible; some services require a copay

Out-of-Pocket Maximum	Out-of-Pocket Maximum	Out-of-Pocket Maximum	Out-of-Pocket Maximum
Individual	None	$1,500	$1,000
Family	None	$3,000	$2,000

Hospital Services	Hospital Services	Hospital Services	Hospital Services
Inpatient	No charge	No charge	No charge
Outpatient	No charge	$50 copay	No charge
Skilled Nursing Facility	No charge (up to 90 days per year)	No charge (up to 100 days per year)	No charge (up to 60 days per year)

Professional Services	Professional Services	Professional Services	Professional Services
Office Visits	$5 copay	$10 copay	$10 copay
Well Baby Care:
• Office Visits	No charge	$10 copay	$10 copay (under age 2)
• Immunizations	No charge	$10 copay	No charge
Annual Routine Exam ($300 maximum, including well woman exam)	No charge	$10 copay (one physical per year)	$10 copay
Well Woman Exams (included in annual Routine Exam benefit):
• Office Visit	$5 copay	$10 copay	$10 copay
• Mammogram	No charge (office visit copay may apply)	No charge (office visit copay may apply)	No charge (office visit copay may apply)
• Pap smear	No charge (office visit copay may apply)	No charge (office visit copay may apply)	No charge (office visit copay may apply)
X-ray and lab tests	No charge (office visit copay may apply)	$10 copay	No charge

Emergency Medical Services	Emergency Medical Services	Emergency Medical Services	Emergency Medical Services
Professional Services (at hospital)	No charge	No charge	No charge
Hospital Emergency Room	$50 copay, waived if admitted	No charge	$100 copay

Maternity	Maternity	Maternity	Maternity
Hospital	No charge	No charge	No charge
Office Visits	$5 copay (first visit only)	No charge	$10 copay for first visit only
Infertility Diagnostic Procedures	$5 copay (only diagnostic covered)	Not covered	No charge

Mental Health Care/Substance Abuse	Mental Health Care/Substance Abuse	Mental Health Care/Substance Abuse	Mental Health Care/Substance Abuse
Inpatient	No charge, up to 60 days per year for mental health and up to 45 days for substance abuse	No charge, up to 30 days per year/90 days per lifetime, for mental health and substance abuse combined	$50 copay per day, up to 30 days per year, for mental health; no charge, up to 3 treatments per lifetime, for substance abuse
Outpatient	$5 copay per visit; 40 visit maximum for substance abuse	$15 or $30 copay per therapy session, up to 20 visits per year, for mental health and substance abuse combined	No charge, up to 20 visits per year, for mental health; no charge, up to 3 treatments per lifetime, for substance abuse

Miscellaneous Services	Miscellaneous Services	Miscellaneous Services	Miscellaneous Services
Chiropractic	$5 copay with PCP approval	Not covered	$10 copay with PCP approval
Acupuncture	Not covered	Not covered	Not covered
Physical Therapy/Physical Medicine	$5 copay, up to 60 visits per year	$10 copay, up to 90 days from date of injury	$10 copay
Allergy Test	$5 copay	$10 copay	50% copay
Allergy Treatment	No charge (office visit copay may apply)	$10 copay	50% copay

Prescription Drugs	Prescription Drugs	Prescription Drugs	Prescription Drugs
$5 generic copay $15 brand copay (formulary) $25 brand copay (non-formulary) $5/$15 mail order copay	$5 generic $10 brand (with generic equivalent)
$25 brand (without generic equivalent)
$10 mail order (generic)
$20 brand mail order (with generic equivalent)
		$50 brand mail order (without generic equivalent)	$5 generic copay $10 brand copay (formulary) $25 brand copay (non-formulary) $5/$10/$25 mail order copay—30 day supply

Customer Service Number	(800) 922-1742 in Conn; (800) 426-8531 elsewhere or www.anthem.com	(800) 421-1880 or www.trigon.com TDD: (800) 228-2909	Dallas/Ft. Worth: (888) 558-2393 Houston: (888) 882-2390 or www.bcbstx.com

Pre-Certification

If you are covered under WellPoint Preferred PPO or the WellPoint Group Medical Plan and need care from a hospital (inpatient only), ambulatory surgical center (outpatient only), or a chemical dependency rehabilitation facility, you must obtain a pre-certification. This ensures you obtain the maximum benefits available under the Plan.

You must call for pre-certification three days before your scheduled admission or care. For an emergency admission, you must call within 48 hours after the start of the confinement. To obtain a pre-certification, call the toll-free phone number listed on your ID card. If treatment will be provided by a network physician, your physician may make the call for you, but you are responsible if this call does not occur.

Notes:

•
If a pre-certification is not obtained, an additional deductible of $250 will apply.

•
The Plan will not cover services that are not deemed medically necessary.

Pre-Existing Conditions

Pre-existing condition exclusions have been eliminated from the WellPoint Preferred PPO and the WellPoint Group Medical Plans.

Reasonable and Customary Charges

The term "reasonable and customary" applies to the WellPoint Preferred PPO (if you use an out-of-network provider) and WellPoint Group Plans. If you are covered by an HMO, please contact the HMO directly for its definition of reasonable and customary.

At the time of service, the Claims Administrator determines whether or not the charges are reasonable and customary. Because of the changing nature of medicine, the definition of reasonable and customary charges may change over time.

With WellPoint Preferred PPO, you have the choice of receiving care from network providers, who accept lower negotiated rates, or from non-network providers.

Medically Necessary

The WellPoint Preferred PPO and WellPoint Group Plans cover expenses deemed "medically necessary." Medically necessary services or supplies must meet certain requirements established by the Claims Administrator. The fact that a doctor may prescribe, order, recommend or approve a service or supply does not, of itself, make it "medically necessary" or make the charge a covered expense, even if it has not been listed as an exclusion.

Additional Information About HMO Coverage

Coverage When Traveling

As a member of a Blue Cross/Blue Shield HMO, you and your enrolled dependents are eligible for Away From Home Care benefits. These benefits cover urgent care, those not so serious illnesses that need medical attention, for you and your enrolled family members when traveling outside your HMO service area.

To access Away From Home Care, call the toll-free number printed on your ID card.

Coverage for Temporary Residency Outside of California

You can maintain your HMO benefits even when temporarily residing outside California with Guest Membership. It's available to long-term travelers for out-of-state work assignments, students and other enrolled family members who will be living away from home for three to six months.

To apply for Guest Membership, call Blue Cross HMO Customer Service to discuss your changing circumstances. If a participating HMO is available, you or your dependent will become a guest member of that HMO.

Additional Information About All FlexPoint Medical Options

Coordination of Benefits

If you have coverage under more than one group medical plan, benefits under the plans will be coordinated such that payments for both programs will be provided up to, but not in excess of, 100% of charges for actual covered services.

Binding Arbitration

Any dispute between you and the Claims Administrator will be resolved by binding arbitration and not by lawsuit or resort to court process, except as applicable state laws provide for judicial review of arbitration proceedings or where prohibited by law.

Questions?

If you have specific benefit questions, please call the Customer Service number listed in the Medical Comparison Chart.

Your local Human Resources office can provide you with HMO or PPO directories.

HMOs and Domestic Partner Coverage

Blue Cross HMO (formerly CaliforniaCare)	Domestic Partner Coverage Allowed

UNICARE HMO (IL)	Domestic Partner Coverage Allowed

Blue Choice Healthcare (GA)	Domestic Partner Coverage Allowed

HMO Blue (MA)	Domestic Partner Coverage Allowed

Blue Care Network of S.E. Michigan	Same Sex Domestic Partner Coverage Allowed

BlueCare Health Plan (CT)	Domestic Partner Coverage Allowed

HealthKeepers of Virginia	No Domestic Partner Coverage

HMO Blue Cross (TX)	No Domestic Partner Coverage

HMO Blue Texas	No Domestic Partner Coverage

Your Dental Coverage

FlexPoint gives you a choice of dental options. In making your choice, consider how much you can afford to pay out of your own pocket toward dental expenses. Also, are there any procedures you know you or a family member will need in the upcoming year? Is orthodontic coverage necessary?

The information in this Enrollment Guide is only a summary—refer to your Summary Plan Description for more information.

If You Live in California...

You may choose Dental Net, the WellPoint Standard Dental Plan or the WellPoint Enhanced Dental Plan. You also have the option to waive dental coverage.

Dental Net Plan

When you enroll in Dental Net, you and each covered dependent must select your own participating dental office. If you do not use a Dental Net provider, your dental services will not be covered. Dental Net provider directories are available from your local Human Resources office. The first time you need care, let your dentist know that you're a member of Dental Net. If you are newly enrolling in Dental Net or adding a new dependent, you must complete an HMO and Dental Net form. You may change your Dental Net provider by calling the Dental Net Customer Service number listed in the Dental Comparison Chart.

If you are currently receiving treatment for orthodontia, you cannot change to the WellPoint Enhanced Dental Plan to continue that treatment. You must be enrolled in the Enhanced Dental Plan at the beginning of orthodontic treatment for any expenses to be covered under this plan.

If You Live Outside of California...

You can choose the WellPoint Standard Dental Plan or WellPoint Enhanced Dental Plan.

WellPoint Standard and Enhanced Dental Plans

The WellPoint Standard and Enhanced Dental Plans give you the choice to select virtually any licensed dentist, but if you choose a PPO participating dentist, you take advantage of negotiated discounts. If you use a dentist who does not participate in the National Dental PPO plan network, you may pay more for dental care. For non-network providers, the maximum covered expense is the reasonable and customary (R&C) charge. You will be responsible for any billed charges that exceed R&C. If you use a network provider, the maximum covered expense is the negotiated rate. Network providers will not bill you more than the negotiated rate. Orthodontic coverage is available under the Enhanced Dental Plan.

Associates can now benefit from the addition of a national PPO dental network. UNICARE dental provider listings are available on the Web enrollment site and at your local Human Resources office.

Claims Procedures

If you use a Dental Net or PPO network provider, your provider will file claims for you and your covered dependents.

If you use a non-network provider, you may be required to complete a dental claim form and mail it to WellPoint Health Networks Inc., P.O. Box 9066, Oxnard, California 93031-9066. BCBSGA associates should mail dental claim forms to Blue Cross and Blue Shield of Georgia, P.O. Box 9907, Columbus, GA 31908-6007.

Questions?

If you have specific benefit questions you may call the Customer Service number listed in the Dental Comparison Chart below.

Your local Human Resources office can provide you with Dental Net or Dental PPO directories.

Dental Comparison Chart

	In California	National (including California)
	Dental Net	Standard Plan(1)	Enhanced Plan(1)

Annual Deductible	None	$50/individual $150/family	$50/individual $150/family

Annual Maximum	$500/child for pediatric dentist only	$1,000/individual	$2,000/individual

Diagnostic/Preventive Care	100%	100% of covered expenses	100% of covered expenses

Oral Surgery	100%	80% after deductible	80% after deductible

Restorative Care (such as fillings)	100%	80% after deductible	80% after deductible

Extractions	100%	80% after deductible	80% after deductible

Surgical Extractions	$25—$50 copay	80% after deductible	80% after deductible

Endodontic Care (such as root canal)	$60—$100 copay	80% after deductible	80% after deductible

Periodontics (such as scaling)	$9—$120 copay	80% after deductible	80% after deductible

Crowns	$85—$120 copay	Not covered	50% after deductible

Bridges	$120 copay	Not covered	50% after deductible

Partial Dentures	$160 copay	Not covered	50% after deductible

Complete Dentures	$140 copay	Not covered	50% after deductible

Orthodontia	$1,850 copay for adults (age 18+) or $1,450 for children; treatment limited to 24 months(2)	Not covered	50% with a $1,250 lifetime benefit/individual

Customer Service	(800) 627-0004	(800) 627-0004	(800) 627-0004

BCBSGA Customer Service		(800) 411-2273	(800) 411-2273

Note: Covered expenses are paid based on reasonable and customary charges. Charges in excess of reasonable and customary are your responsibility.

(1)
If your dental provider anticipates the expense for any course of treatment to exceed $350, you should submit a benefit estimation form before treatment begins. This excludes Dental Net.

(2)
You must obtain a written referral from Dental Net Customer Service before receiving treatment. Dental Net will not accept patients who are "banded" prior to the effective date of coverage. Extra fees may be charged for X-rays, models, retention, etc. over and above the copay.

YourVision Coverage

If you elect vision coverage, you have a choice of network or non-network providers each time you need eye care services or products. Vision coverage is optional. In making your election, think about how much you can afford to pay out of pocket for vision expenses in the coming year. Also consider whether you or a family member will need eyeglasses or contacts in the coming year.

Keep in mind that vision coverage is designed to cover medically necessary eye care. As a result, there are extra charges for the following:

•
Blended lenses

•
Oversize lenses

•
Photochromatic or tinted lenses

•
Frames that exceed the Plan allowance

Claims Procedures

VSP

•
If you use a VSP provider, he/she will confirm your eligibility and file claims for you and your covered dependents.

•
If you use non-VSP providers, file a claim with VSP to receive your benefits. Claims should be mailed to: Vision Service Plan, P.O. Box 997100, Sacramento, California 95899-7100. You will be responsible for paying any charges above the limits shown in the chart below.

To obtain a list of VSP providers in your area, call (800) 622-7444 or visit www.vsp.com.

LensCrafters (BCBSGA associates)

•
All LensCrafters locations in the state of Georgia and in Chattanooga, Tennessee (excluding LensCrafters Optiques) will confirm your eligibility and file claims for you and your covered dependents.

•
If you use a non-LensCrafters provider, you are responsible for paying the charges at the time of service and for filing the claim for reimbursement. To obtain a Routine Vision Service Report claim form, please call (800) 377-6436.

Questions?

If you have any questions about your vision coverage, call VSP at (800) 622-7444. BCBSGA associates can call LensCrafters at (800) 377-6436.

Your Vision Benefits at a Glance—VSP(1,2)

	VSP Providers	Non-VSP Providers

Your annual copayment	$25	$25

What the Plan Pays
Eye examinations (once every 12 months)	100% after copay	$40 maximum
Lenses (once every 12 months)(3)
Single	100% after copay	$40 maximum
Bifocal	100% after copay	$60 maximum
Trifocal	100% after copay	$80 maximum
Lenticular	100% after copay	$125 maximum

Frames (once every 24 months)(3)	100% up to a determined maximum	$45 maximum

Contacts (including disposables)
If medically necessary	100% with prior approval	up to $210, in lieu of other benefits
If elective	up to $105, in lieu of other benefits	up to $105, in lieu of other benefits

(1)
VSP members have access to the Laser VisionCare Program, in which laser vision correction is available at a discounted fee. To learn more visit VSP's Laser VisionCare Program at www.vsp.com/lvc/html/index.htm.

(2)
You must pay your annual copayment the first time you receive services whether you use a VSP or non-VSP provider.

(3)
You and your family may select either one pair of glasses or contact lenses in a calendar year.

Your Vision Benefits at a Glance—LensCrafters (BCBSGA Associates)

	In-Network	Out-of-Network

Your annual copayment	$20	N/A

What the Plan Pays

Eye examinations (once every 12 months)	100% (no copay)	Up to $35

Lenses (once every 12 months)
Single	100%(1)	Up to $25
Bifocal	100%(1)	Up to $35
Trifocal	100%(1)	Up to $45

Frames (once every 24 months)	100%; up to $150	Up to $40

Contacts (including disposables)	100%; up to $200(2)	Up to $90(2)

(1)
Based on the mid-range cost of frames and lenses, as defined by the network.

(2)
Applicable to one pair of contact lenses or the equivalent of one year's supply of disposable contact lenses.

Your Life Insurance Coverage

This section describes the coverage available to you under the FlexPoint life insurance plan.

As an Officer of WellPoint, you receive life insurance under the Group Universal Life policy (see FlexExec on page 29). You should consider your level of FlexPoint life insurance coverage in light of the Group Universal Life coverage you receive as an Officer.

Benefit Salary

Benefits are based on your benefit salary, which is your annual base pay as of September 1, 2001 plus commissions or sales incentives paid from September 1, 2000 through August 31, 2001. For Officers hired on or after September 1, 2001, your benefit salary is your annual base pay excluding any commissions. Your benefit salary does not change mid-year with salary increases. It will be recalculated on September 1, 2002 for an effective date of January 1, 2003.

Life insurance benefits are rounded to the next higher multiple of $1,000 unless your salary is an even multiple of $1,000. For example, if your benefit salary is $29,300 and you elect one times your benefit salary, your coverage would be rounded up to $30,000. The maximum amount of your coverage cannot exceed $1,000,000.

Your benefit is reduced when you reach age 70 and again at age 75. If you become totally disabled prior to age 60, you will need to apply for a premium waiver. If approved, no premium payments will be required during this period of disability.

You can choose from the following life insurance options:

•
$50,000

•
1 times your benefit salary (WellPoint provides this level of coverage at no cost to you.)

•
2 times your benefit salary

•
3 times your benefit salary

•
4 times your benefit salary

•
Waive coverage

If you are on a leave of absence on January 1, 2002 and you elect to increase life coverage for 2002, that new coverage level will not take effect until you return from the leave and an Evidence of Insurability has been approved (if applicable).

We offer life insurance coverage when you first become eligible without an Evidence of Insurability form. Increasing your life insurance amount by more than one level during Open Enrollment requires an Evidence of Insurability form and is subject to approval by the Claims Administrator.

If, during Open Enrollment, you select a life insurance option that is two levels greater than your existing coverage, you will need to provide an Evidence of Insurability form. If approved, your increase in coverage and deductions will take effect on January 1, 2002 or the first of the month after insurance company approval is received, whichever is later.

If your request is denied, your 2001 level of coverage will remain in effect for 2002 with the corresponding 2002 cost.

Life insurance greater than one times your benefit salary can be purchased only on an after-tax basis.

Life insurance coverage is a fully insured plan administered by BC Life & Health Insurance Company.

Imputed Income

The IRS Code states that employee group term life insurance benefits in excess of $50,000 and dependent life insurance may result in taxable income to the associate. This is known as "imputed income." Imputed income must be reported on your W-2 and is included as earnings in your paycheck. Imputed income is subject to federal, state, and FICA taxes.

Your Dependent Life Insurance Coverage

Dependent life insurance enables you to insure the lives of your spouse/domestic partner and eligible dependent child(ren).

If, during Open Enrollment, you add or increase your dependents' coverage, your dependents must complete an Evidence of Insurability form. When approved, the increase in coverage and deductions will take effect on January 1 or the first of the month after insurance company approval is received, whichever is later. If your request is denied, the current level of coverage will remain in effect for 2002 with the corresponding 2002 costs.

If you are on a leave of absence on January 1, 2002, and you elect to increase dependent life insurance for 2002, the new coverage level will not take effect until you return from the leave and an Evidence of Insurability has been approved.

The information in this Enrollment Guide is only a summary—refer to your Summary Plan Description for more information.

Spouse/Domestic Partner Life Insurance

Spouse/domestic partner life insurance is based on your benefit salary (see page 23 for a definition of benefit salary), and the cost is based on your age as of January 1, 2002. Benefits are paid directly to you. This coverage cannot exceed the lesser of 50% of your life insurance amount or $125,000. Spouse/domestic partner coverage will be reduced when your life insurance is reduced—at age 70 and again at 75.

Spouse/domestic partner life insurance benefits are rounded down to a multiple of $1,000. For example, if your benefit salary was $29,300 and you elected spouse life of one times your benefit salary, your spouse's/domestic partner's coverage would be rounded down to $29,000.

You may choose from the following options for spouse/domestic partner life insurance:

•
$5,000

•
50% of your benefit salary

•
1 times your benefit salary

•
Waive coverage

Child Life Insurance

Child life insurance is a fixed amount depending on the age of your child(ren).

You have the following options for child life insurance, or you can waive coverage:

For Each Dependent Child	Option 1 (1 unit)	Option 2 (2 units)	Option 3 (5 units)

Birth to age 14 days	$500	$1,000	$2,500

14 days to six months of age	$2,500	$5,000	$12,500

6 months through age 18 years of age (24 if full-time student)	$5,000	$10,000	$25,000

As with spouse/domestic partner life insurance, benefits are paid to you, and this coverage cannot exceed 50% of your life insurance amount. All of your eligible children and your domestic partner's children may be covered if you choose this benefit. If you do not elect to cover a child or if a child does not meet the Evidence of Insurability requirement, that child will not be covered.

You must notify the Associate Service Center when dependents no longer qualify for coverage (e.g. an ex-spouse after a divorce) or when they reach the limiting age of 19 (or 25 if a full-time student).

If both you and your spouse/domestic partner, or you and your child/parent, are employed at WellPoint, you may not elect multiple coverage under the same plans. For example, you cannot elect spouse/domestic partner life coverage if your spouse/domestic partner works for WellPoint.

If you are on a leave of absence on January 1, 2002, any new elections or increases you make to dependent life will not take effect until you return from the leave and any applicable Evidences of Insurability have been approved.

Your Accidental Death and Dismemberment (AD&D) Coverage

Accidental death and dismemberment (AD&D) coverage protects you if you die or are dismembered as the result of an accident. The plan does not pay benefits if you die from natural causes. This benefit is designed to supplement your life insurance coverage and is a separate election. AD&D coverage is not available for dependents.

The information in this Enrollment Guide is only a summary—refer to your Certificate of Insurance for more information.

AD&D benefits are rounded to the next higher multiple of $1,000 unless your benefit salary is an even multiple of $1,000. For example, if your benefit salary is $29,300 and you elect one times your benefit salary, your coverage would be rounded up to $30,000.

You can choose from the following AD&D options (see page 23 for a definition of benefit salary):

•
1 times your benefit salary (WellPoint provides this level of coverage at no cost to you.)

•
2 times your benefit salary

•
3 times your benefit salary

•
4 times your benefit salary

The maximum amount of AD&D coverage cannot exceed $1,000,000. You cannot waive AD&D coverage. You do not need to submit an Evidence of Insurability form if you increase your level of coverage during Open Enrollment.

The AD&D plan pays the full benefit amount to your beneficiary if you die as the result of an accident. Your beneficiary will be the same as listed on your life insurance beneficiary form. The plan pays the full amount or a percentage of the full amount if you suffer a dismemberment as the result of an accident. The percentages vary by the seriousness of the injury—refer to the Certificate of Insurance.

If you are on a leave of absence on January 1, 2002, and you elect to increase AD&D coverage for 2002, the new coverage level will not take effect until you return from leave.

Your Flexible Spending Accounts

Flexible Spending Accounts provide an opportunity for you to save money on your out-of-pocket health care or dependent daycare expenses throughout the year. You are not taxed on the money you contribute, nor on the reimbursements you receive.

Tax Savings

For most associates who elect flexible spending accounts, the tax savings are as much as 35 cents on the dollar—28 cents in federal income tax, 7.65 cents in Social Security and Medicare taxes, plus any applicable state or local income tax. Your tax savings will be based on your actual tax circumstances.

How Flexible Spending Accounts Work

You elect an annual amount of money to be deducted from your biweekly paychecks on a pretax basis. Based on your annual election, a prorated amount is subtracted from your paycheck each pay period. When you have an eligible expense, you file a claim and are reimbursed without paying taxes on this amount.

The full annual amount you elect to defer under the Health Care Spending Account is available on the effective date of your coverage. So, if you elect $1,000 for the year and have an eligible expense of $900 in January, you will be reimbursed the full $900 even though you have only accumulated $38.46 thus far. Contributions, however, will continue to be deducted for the remainder of the year. Under the Dependent Day Care Spending Account, you can be reimbursed only for the amount actually in your account at the time you submit the claim.

The amount you elect to contribute to your accounts over the course of the year is irrevocable. Once you make your election, you must continue to contribute at that amount until the end of the calendar year, or you experience a qualified mid-year change, or termination of employment.

Your Health Care Spending Account

If you choose to participate, you decide how much to deposit in the Health Care Spending Account to pay for expenses for you and your dependents that are not covered by your medical, dental, and vision plans. For example, health plan deductibles and copayments, mileage and parking expenses while you're receiving health care, and contact lens solution are normally not reimbursed by your insurance plan. But they may be eligible for reimbursement under a Health Care Spending Account.

Some additional examples of eligible expenses are:

•
Uninsured medical, dental, vision, and prescription drug expenses and copays

•
Chiropractic expenses

•
Hearing aids and batteries

•
Mental health expenses

•
Prescription glasses and sunglasses

•
Orthodontia expenses

For a complete list of expenses eligible for reimbursement, please contact UniAccount at (888) 209-7976.

You have through March 31, 2003 to file Health Care Spending Account claims for expenses incurred on or before December 31, 2002. If you terminate employment prior to December 31, 2002, your claims must be for expenses incurred on or before your termination with WellPoint.

Please note that you are eligible for reimbursement of domestic partner expenses only if your domestic partner (or child of the domestic partner) is your dependent for IRS purposes.

How Much Can I Elect?

	Minimum		Maximum
	Pay Period	Annually	Pay Period	Annually

Health Care Account	$10	$260	$192.31	$5,000

Dependent Day Care Account(1)	$10	$260	$192.31	$5,000

(1)
Married associates filing a separate tax return can only elect $2,500 per year. Married associates filing a joint return have a combined maximum of $5,000 per year from all available plans.

For purposes of this section, "deductions" are salary reductions used to pay an equivalent amount of your eligible health care and/or dependent daycare expenses. Additionally, although this section refers to "your accounts," all the deductions are held as part of the general assets of the Company.

You can participate in the Health Care Spending Account even if you waive medical coverage. Once you enroll in a spending account, you cannot change your election or contributions for the remainder of that calendar year. The only exception is if you have a qualified mid-year change (such as the birth of a child). Refer to the Mid-Year Changes section of this Enrollment Guide for more details.

As you consider participating in the Health Care Spending Account, think about the following:

•
Do you anticipate any expenses not covered by your (or your spouse's) medical, dental, or vision care plans?

•
Do you anticipate any large out-of-pocket expenses such as orthodontics, crowns, hearing aids, or the birth of a baby? Do you need eyeglasses, contact lenses, and/or prescription sunglasses?

Your Dependent Day Care Spending Account

You can participate in this account if you need dependent daycare services to enable you to work or, if you are married, for both you and your spouse/ domestic partner (if also your dependent) to work. A dependent must be under age 13 or a spouse/ domestic partner, child or parent that is physically or mentally incapable of caring for himself or herself and spends at least eight hours per day in your home.

If your spouse/domestic partner (if also your dependent) does not work, your dependent daycare expenses may be reimbursable if your spouse/ domestic partner is a full-time student or physically or mentally unable to provide care for himself or herself.

In general, any expense that qualifies for the Federal Dependent Care Tax Credit may be reimbursed. When filing your dependent daycare claims, you will need to submit the Tax Payer Identification Number or Social Security Number of the person or entity who provides care. You cannot participate in a Dependent Day Care Spending Account and file for a Federal Dependent Care Tax Credit.

This account is for reimbursement of child/elder daycare expenses. It does not provide reimbursement for medical expenses of a spouse/domestic partner or dependent (see "Your Health Care Spending Account" above).

Note: According to IRS regulations, deductions by highly compensated associates may be subject to limitations. You will be notified if you are affected by these limitations.

As you consider participating in the Dependent Day Care Spending Account, think about the following:

•
Will you incur expenses from a licensed daycare center or nursery school?

•
Will your child(ren) attend an eligible daytime summer camp or before-school or after-school activities?

•
Would you save more money from the Federal Dependent Care Tax Credit?

•
Do you have an aging dependent parent who may require care?

"Use It or Lose It" Rule

Under this rule, you must use the money in your Health Care and/or Dependent Day Care Account for eligible expenses you incur during the year in which the contributions are made.

You have until March 31 of the following year to request your reimbursement. If you terminate during the year, you can request reimbursement of the balance in your Dependent Day Care Account after you terminate if you incur an eligible expense any time during the calendar year, up to the amount you had withheld from your paycheck. Under the Health Care Account, if you terminate, you can only request reimbursement for expenses incurred through your termination date. See the COBRA section for participation and continuing contributions.

If you have a balance left in your Flexible Spending Accounts after the deadline for requesting reimbursement, the IRS requires it to be forfeited. Any forfeited amounts are applied to the administration of the Flexible Spending Accounts.

How to File a Claim

Health Care Spending Account

If you are covered under the WellPoint Preferred PPO or WellPoint Group medical plan, or Standard or Enhanced Dental Plans, expenses which are only partially covered by your plan(s) are automatically processed under your Health Care Flexible Spending Account.

You must submit an FSA claim form for unreimbursed expenses if you do not elect medical and/or dental coverage from WellPoint and for unreimbursed expenses from an HMO or vision care provider (be sure to include an itemized statement from the provider of services or an explanation of benefits form).

Dependent Day Care Spending Account

To obtain reimbursement for qualifying dependent daycare expenses, you must submit an FSA claim form (be sure to include an itemized statement from the provider of services and tax identification number—you cannot substitute a cancelled check for a statement from the provider).

Claim Form

After you enroll, claim forms will be mailed to you. However, if you wish, you may obtain a claim form by calling (888) 209-7976 or, if you have access to TAO, you may print a copy from the TAO FSA bulletin board. You may also obtain a claim form from WorkSite.

Mail claims to:	UniAccount P.O. Box 4381 Woodland Hills, CA 91365-4381
Fax claims to:	(818) 234-4730

Reimbursements are mailed to your home 7-10 business days after we receive the necessary paperwork for your claim.

You may view your UniAccount Flexible Spending Account balances and payment history via the Internet using the Blue Cross of California Member Services website. You may obtain a personal identification number for direct access at the site (http://www.bluecrossca.com/memberservices/).

Questions

If you have questions about enrolling in a Flexible Spending Account, contact the Associate Service Center. If you have questions about filing a claim or reimbursements, please contact UniAccount directly at (888) 209-7976 or by e-mail at UNIACCOUNT.FSA@WellPoint.com.

FlexExec

WellPoint provides a number of benefit programs for its Officers. The following information briefly outlines your WellPoint benefits. The legal plan documents prevail in any conflict of interpretation, and the Company reserves the right to modify or terminate the programs at any time without notice.

In addition to the FlexPoint benefits, the Company provides the following benefits to Officers:

•
Officer Physical Exams

•
Group Universal Life Insurance

•
Short-Term Disability

•
Long-Term Disability

•
Comprehensive Executive Nonqualified Retirement Plan

To enroll in the Comprehensive Executive Nonqualified Retirement Plan, you need to complete the FlexExec enrollment form and return it to Charles Thorburn in the WellPoint Compensation Department at 4553 La Tienda Drive, Thousand Oaks, CA 91362, Mail Stop T1-1C7.

Officer Physical Exams

In addition to your medical options under FlexPoint, Vice Presidents and above with at least one year of service participate in the Officer Physical Exam Program.

You are eligible to receive a physical exam at no cost to you according to this schedule:

Your Age	How Often You Can Have a Physical Exam*

44 and younger	Every 24 months

45 and older	Every 12 months

*
Any exceptions to this schedule must be recommended by a physician and approved by the Company.

WellPoint recommends medical centers for the physical exams:

•
Cedars-Sinai Medical Center Executive Medical Services in Los Angeles

•
Scripps Center for Executive Health in La Jolla

Both facilities offer a comprehensive one-day program. The findings of your exam will remain confidential between you and your physician.

To make an appointment, call the medical center of your choice:

Cedars-Sinai Executive Medical Services	(310) 423-2374
Scripps Center for Executive Health	(858) 626-4460

Group Universal Life Insurance

        In addition to your life insurance options under FlexPoint, the Company provides you with a supplemental life insurance benefit based upon your total compensation (September 1, 2001 base annual salary plus target management bonus).

•	Vice Presidents and General Managers	2 times total compensation
•	Senior Vice Presidents	3 times total and above compensation

How do I enroll in this coverage?

All current Officers who have completed an application for this coverage in the past are automatically covered. If the amount of coverage increases by more than 10% from the prior year due to an increase in total compensation, the insurance company may require an Officer to go through medical underwriting for the amount over 10% before providing the full coverage increase.

Newly-hired Officers will receive an application in the mail from Clarke Bardes Consulting/CRG. Coverage will not take effect until the first of the month following receipt and acceptance of the application by the carrier.

How does Universal Life Insurance work?

In addition to receiving a fixed life insurance benefit, you also have the opportunity to make additional premium payments to increase the amount of your insurance and/or make investments with the earnings accumulating on a tax-deferred basis.

What is the cost of this benefit?

The Company pays the entire cost of this life insurance benefit. Your only cost will be the income tax on the premium paid for the coverage.

What happens at termination?

You will receive an individual policy, which can be continued by paying the premium contributions or surrendered for the cash value, if any.

Who do I contact for additional information?

Contact Rick Davenport at (925) 979-3255 with any questions concerning your Group Universal Life Insurance policy.

Your Disability Coverage

Short-term disability (STD) and long-term disability (LTD) insurance work together to provide you with income if you become disabled by illness or injury and are unable to work. Officers are automatically enrolled in these plans.

Short-Term Disability

In the event you are disabled and unable to perform all the essential duties of your job, the Company will continue your base annual salary for up to 26 weeks. All disabilities are subject to review. This benefit payment will be reduced by any benefits payable under Workers' Compensation and/or any other state or federal disability benefits you are eligible to receive.

Benefits received under this program are considered taxable income.

Long-Term Disability

If you are disabled longer than 26 weeks, you may be eligible for a Long-Term Disability benefit based upon your total compensation (September 1, 2001 benefit salary (see page 23 for definition) plus 2001 target management bonus).

Your disability benefits will be subject to pre-existing condition limitations. No benefits will be payable during the first 12 consecutive months of coverage if you become disabled as the result of a condition for which treatment was rendered, prescribed, or recommended within three months immediately preceding the date your benefit option became effective.

Amount of Benefit

•	Vice Presidents and General Managers	60% of Compensation
•	Senior and Executive Vice Presidents	70% of Compensation

What is the cost of this benefit?

The Company pays the entire cost of this coverage. As such, if you receive any LTD benefits, they are fully taxable.

What happens at termination/retirement?

Coverage ceases and cannot be continued or converted.

Comprehensive Executive Nonqualified Retirement Plan

This Plan provides Officers with an opportunity to defer a portion of their compensation for retirement or other future needs. The Plan also provides an opportunity to recover Company contributions limited due to IRS regulations.

Eligibility

Unless otherwise notified, an Officer of the Company whose base annual salary plus target management bonus exceeds $125,000 per year is eligible to participate in the Plan. Generally, deferral elections must be made before the calendar year in which the compensation is earned and cannot be changed until the next calendar year. Associates promoted to an Officer position or newly hired Officers may elect within 30 days to participate in the Plan for the remaining portion of the calendar year.

Deferral Elections

There are six basic components to the Plan.

1.    Supplemental 401(k) Deferral

This component allows you to receive a Company match on eligible compensation when you have reached the maximum match or are not yet eligible for a match under the qualified 401(k) plan.

This component works in two ways:

•
It replaces deferrals limited due to IRS regulations on contributions to the 401(k) plan. For 2002, the IRS limits eligible 401(k) compensation to $200,000 with a maximum contribution of $11,000. You may defer up to 6% of your compensation earned after reaching $200,000 or after deferring $11,000 into the 401(k) plan, whichever occurs first.

•
It allows newly hired Officers to receive a matching contribution during their first year of service. Newly hired Officers may defer up to 6% of eligible compensation earned before becoming eligible for the 401(k) match. Please note: newly hired Officers who elect to defer under this component need to enroll in the 401(k) Plan with Vanguard when they reach one year of service in order to continue their contributions and receive the Company match.

2.    Salary Deferral

This component allows you to defer up to 60% of your base salary.

For example:

	Before March Increase	After March Increase
Base salary	$140,000	$147,000
Base salary deferral election	20%	20%
Annual deferred	$28,000	$29,400
	÷ 26	÷ 26
Amount deferred per pay period	$1,076.92	$1,130.77

Using the above example, before the March increase, you may elect to defer between 1%—60% of $140,000. The deferral will take place on a per-pay-period basis and will reflect the base salary paid during that pay period. If you elected to defer 20% of the $140,000, you would defer $1,076.92 per pay period. Additionally, if you were to receive a 5% salary increase in March, bringing your base salary to $147,000, your deferral would increase to $1,130.77 per pay period ($29,400 ÷ 26 = $1,130.77).

3.    Bonus Deferral

This component allows you to defer all or a portion (1%—100%) of your management bonus. This election is for the management bonus that will be earned in the next calendar year, but not paid until the following year.

4.    Bonus Restricted Stock Award Deferral

Under the Company's bonus plans, if your earned bonus award is more than $3,000 over 150% of the target award, then any amounts in excess of 150% of the target award will be paid in restricted stock, which generally vests over three years. You may defer all or a portion (1—100%) of the restricted stock award payable to you for the 2002 performance year. This election is for the management bonus that will be earned in the 2002 calendar year, but not paid until the following year.

5.    Car Allowance

This component allows you to defer your car allowance.

		Annual*
•	Vice Presidents and General Managers	$4,800
•	Senior Vice Presidents	$7,200
•	Executive Vice Presidents and above	$9,600

You may elect to defer all of this amount. If you do not defer your car allowance, you will receive it as taxable income each pay period over the calendar year.

You may also elect to be paid for mileage in lieu of the set dollar car allowance.

6.    Supplemental Pension Deferral

This component replaces deferrals limited due to IRS regulations on contributions to the Pension Accumulation Plan. The Company will automatically contribute 3%, 4%, or 5% (based on service) of your earnings in excess of $200,000 per year. There is no election necessary. This component has a vesting feature identical to the Pension Accumulation Plan: if you leave prior to completing five years of credited service, no benefit is payable.

Plan Options

Once you decide to make deferral elections under the Comprehensive Executive Nonqualified Retirement Plan, you have a number of options, which are summarized below.

Investment Funds

Money deferred under the six components of this Plan is invested in an account with Vanguard. The same 11 Vanguard funds offered in the WellPoint 401(k) Retirement Savings Plan are available for your nonqualified deferrals in this Plan. New participants must make investment elections on the enrollment form. Current participants can change their investment allocation for new contributions or for existing balances by calling Vanguard at (800) 523-1188.

Distribution of Benefits

Officers currently enrolled in this Plan have made payment elections for their Plan accounts which are on file with the Company. If you are enrolling for the first time, you must elect the timing of when to receive the deferral account balance and what form of payment you want to receive. Please complete and submit the Distribution and Beneficiary Election Form. Note that the distribution date is the day the distribution processing begins and not the day you will receive funds.

The timing options are:

•
Termination/retirement date

•
Date of death

•
A specific date (must be at least 12 months from date of election and not later than your 65th birthday)

•
The earliest of your termination/retirement date, date of death or a specific date

•
Other: this option is used when you elect to receive the distribution at different intervals (e.g. $25,000 on 7/1/2004, with the balance at retirement or one year after termination/retirement).

The payment options are:

•
Lump sum

•
Annual installments not to exceed 15

•
Other: this option is used if you want a combination of the above (e.g. $25,000 in a lump sum with the balance in 10 annual installments).

Distribution Processing

The Company will begin processing your distribution on the date specified in your distribution election. Investments must be sold, money transferred to the trustee, and a check generated by the trustee must be processed by WellPoint. Please allow a minimum of two weeks after your distribution date to receive your funds.

Changing your Distribution Election

You may change an existing distribution election by submitting a written request at least 12 months BEFORE you are originally scheduled to receive the distribution. The new election date must be at least 12 months after the date we receive your new election form. Please contact Charles Thorburn in the WellPoint Compensation Department for a new form.

Accelerated Distributions

•
Hardship Withdrawal:    If you have an immediate and heavy financial need and have no other resources reasonably available to you, you may request a hardship withdrawal. The 401(k) provisions regarding hardship withdrawal will be applied. The amount is limited to the portion of your account attributable to your salary, management bonus, and supplemental 401(k) deferrals.

•
Forfeiture:    Absent a demonstration of immediate and heavy financial need, you may elect to receive 85% of your entire vested account in an early distribution at any time upon 30 days written request. The remaining 15% will be forfeited. If you elect to receive a forfeiture distribution, your participation in the Plan will be suspended and you may not again participate in the plan until the Plan Year that is at least 12 months following the Plan Year in which such distribution occurred.

Withholding

The Company will deduct amounts required by law to be withheld for taxes with respect to benefits under this Plan.

Beneficiary Election

Officers currently enrolled in this Plan have a beneficiary election on file. New enrollees must make a beneficiary election. Your beneficiary election may be changed at any time.

Suspension of Your Salary, Bonus, and Car Allowance Deferral Elections

You may suspend your election for the salary, bonus, and car allowance deferral portions of the Plan. You will be eligible to elect deferrals again for the calendar year following 12 months of suspension.

You may limit this suspension to either salary and car allowance deferrals or bonus deferrals; in either case, future elections will only be limited for the suspended deferrals.

For the bonus deferral, a suspension will affect multiple bonuses: any bonus deferral that has already been elected and the bonus deferral that would be elected within 12 months of suspension.

Suspension of Your Supplemental 401(k) Deferral

You may separately suspend your election for the supplemental 401(k) deferral. You will be eligible to elect deferrals again for the calendar year following 12 months of suspension.

Your Balanced Life Benefits

WellPoint knows that you want a career, but you also want balance with your personal life. For this reason, the Company provides a wide range of benefit programs to assist you in balancing your life and career.

The following information briefly outlines some of these current benefits. Please refer to your Associate Handbook for more details. The legal plan documents are controlling in any conflict of interpretation, and the Company reserves the right to modify or terminate the programs at any time without notice.

Employee Assistance and Work/Life Program

WellPoint offers an Employee Assistance and Work/Life Program to help you find solutions to the problems and difficulties of daily life. WellPoint offers its Employee Assistance Program (EAP) free of cost, through WellPoint Behavioral Health (WBH). This program is available to all associates from date of hire.

The EAP provides confidential, professional assistance when personal problems affect your life and work. EAP counseling and referral services can assist you with emotional difficulties, relationship issues, family concerns, alcohol and drug abuse, and financial and legal concerns. Associates and eligible family members (including domestic partners and their children) may receive up to six sessions per incident.

In addition to offering confidential counseling, the program is designed to help you make the right decisions about your dependent care needs. Work/Life benefits include resources and referrals for child care needs and elder care needs offered through Harris Rothenberg International (HRI). Counselors can be reached through your EAP toll-free number.

EAP professionals are available 24 hours a day, 7 days a week. For assistance, call the EAP at (888) 777-6665.

MedCall

MedCall is a 24-hour, 7-day a week nurse line. There is no cost for using this service. All associates and their families have access to nurse counselors who can provide a variety of information including:

•
Assistance in determining if you need to see a doctor,
•
What level of care would be the most appropriate (e.g. hospital vs. urgent care facility),
•
Information on various health conditions and diagnoses,
•
Information on medical procedures,
•
Information on various support groups, medications, and possible side effects, and
•
General health information.

MedCall also provides guidance regarding questions you should ask your provider and access to an audio library of over 200 health-related topics. MedCall can be reached at (888) 629-4000. Your custom MedCall ID # is 1005.

These services are available to BCBSGA associates and dependents by calling BlueChoice On Call at (888) 724-BLUE (2583).

Tuition Assistance

WellPoint encourages you to increase your knowledge and develop your career. All active, full-time regular associates who complete six months of service are eligible to request tuition assistance. Classes must begin after the 6-month waiting period. To participate in the program, applications for tuition assistance must be approved by your supervisor prior to enrolling in any course.

The benefit is 75% of tuition and related expenses up to a $3,000 maximum reimbursement per year. This benefit may be reduced by any grants or scholarships you receive. (Per current IRS rules, reimbursement for undergraduate courses is not included in income, but graduate level course reimbursement is taxable income.)

Academic courses and degree programs either must be related to a currently held job or to a position at the Company for which you are preparing to qualify. Courses must be taken at an accredited institution based in the U.S. Upon successful completion of the course (a "C" grade or better for undergraduate courses and a "B" grade or better for graduate courses-or "pass" where the course is "pass/fail"), you will be reimbursed for registration, tuition, laboratory fees, required books, and required software. Requests for reimbursement must be completed within 90 days of completing the course. Tuition assistance applications are available at your local Human Resources office.

For a more detailed description of the policy on the Tuition Assistance Program, please refer to the TAO bulletin board under _HR_INFORMATION or the Intranet at WorkSite>Department Links>Human Resources>Library and Forms>Training and Education. If you have any questions, contact your supervisor or the Associate Service Center at (877) 342-5272.

Work On Wellness (WOW)

Practicing a healthy lifestyle cuts down on stress and reduces the likelihood of illness and injury. To support this philosophy, the Company offers Work On Wellness (WOW) to all active, regular full-time associates following six months of active employment. WOW provides reimbursement for individual membership dues in a recognized health club, smoking cessation program or weight management program, up to a maximum of $35 per month. Reimbursement is taxable income and is treated as "other" income and reported on your W-2 form. Reimbursement is made quarterly through your paycheck.

You must submit a WOW reimbursement form to the Associate Service Center within 30 days of the close of the calendar quarter for which you are requesting reimbursement. You may print a copy of the WOW form from HR Information on TAO and on WorkSite.

Time Off

Time off includes Company holidays and paid time off ("PTO"), which can be used for vacation, illnesses, leaves of absence, and other reasons.

Holidays

WellPoint provides eligible Officers 10 paid Company holidays each year. The scheduled days vary somewhat each year because holidays fall on different days of the week from one year to the next. The Company holiday schedule for 2002 is in the Associate Handbook.

Paid Time Off

The Officers' paid time off accrual schedule will be communicated in the 2002 Associate Handbook.

Leaves Of Absence

The Company provides different leave plans to accommodate associates when certain situations arise that would temporarily make working unduly burdensome. The plans include Medical/Pregnancy Disability Leave, Family Care/Bonding Leave, Military Leave, and Personal Leave. The Company administers leaves of absence in accordance with the Family Medical Leave Act, the Americans with Disabilities Act, and all other federal and state laws governing leaves of absence. The plans are discussed in detail in your Associate Handbook.

Your Financial Future and Retirement Benefits

Pension Accumulation Plan

On the January 1 or July 1 following one year of service and reaching age 21, you automatically participate in the Pension Accumulation Plan. Benefits under the Plan are fully paid by the Company and are based on earnings and length of service. For new Officers, the Company contribution is generally 3% of eligible earnings for less than 10 years of service; 4% of earnings during years 10 through 19; and 5% of earnings for any years of service after 20. Officers who complete five years of credited service are fully vested. There is no partial vesting for less than five years of service. Statements will be mailed to your home address on an annual basis.

WellPoint 401(k) Retirement Savings Plan

WellPoint's 401(k) Retirement Savings Plan is a retirement plan designed to help you save for long-term financial goals, especially retirement. You contribute to the Plan through automatic payroll deductions and benefit from special tax advantages.

Contributions

You may start contributions on the first of the month following one month of completed service. An enrollment package will be mailed to your home from Vanguard, our plan trustee. Please refer to the enrollment material, Summary Plan Description/ Prospectus, and plan document for a description of this Plan and before making any decision to participate in the Plan.

Contributions are made on a pretax basis and are based on your eligible compensation. You can contribute between 2% and 15% of your eligible compensation, subject to the following limitations:

•
Officers who earn more than $85,000 are considered by the IRS to be highly compensated. This limit will be adjusted periodically by the IRS. This plan currently limits highly compensated Officers to a maximum contribution of 8% of eligible compensation and may be adjusted as necessary.

•
The IRS limits pretax contributions to an annual limit of $11,000 in 2002. This limit will be adjusted periodically by the IRS.

•
You may continue your contributions, subject to the $11,000 limit, until your eligible earnings reach $200,000, or as adjusted by the IRS.

Company Match

Generally, after one year of employment, the Company matches a portion of your eligible contributions. Beginning with the pay period in which you reach one year of employment, the Company will generally match 75% on the first 6% of your eligible earnings contributed to the plan. One-third of the Company match will be invested in the WellPoint Common Stock Fund. You determine the investment direction for the rest of the Company match. In order to maximize the Company match, you must contribute 6% to the Plan.

Example:
Eligible Biweekly Compensation:	$400
Contribution of 6%:	$24
Company Match of 4 1/2%	$18
(75% of 6%)	($6 invested in WellPoint Common Stock; $12 you choose how to invest)

Vesting

You are 100% vested in pretax contributions as well as the Company matching contributions. So, when you retire or terminate employment, you may receive all the assets in your Plan account. The portion of the Company match directed to the WellPoint Common Stock Fund must be maintained in that fund for the period specified in the Plan.

Investment Choices

When you enroll in the Plan, you choose how to invest your contributions. There are many investment choices available. You may change your fund selection or transfer contributions between funds daily by calling Vanguard's VOICE Network at (800) 523-1188, 24 hours a day or by visiting Vanguard's web site at www.Vanguard.com. If you prefer, a Vanguard associate can assist you with investment changes during normal business hours (M-F from 8:30 a.m. to 9 p.m. Eastern Time). To access your account, you must have your Social Security number and your assigned Personal Identification Number (PIN).

Access to Your Savings

The Plan is designed to encourage long-term savings, but you may access money from the Plan under certain circumstances. The Plan offers loans and hardship withdrawals. Please see your enrollment materials and the Summary Plan Description/Prospectus for details and before making any decision to participate in the Plan.

Employee Stock Purchase Plan

You may enroll in the Employee Stock Purchase Plan if you are employed on the day preceding the first day of the offering period. Enrollment is twice a year—in December, reflecting the January to June offering period, and in June, reflecting the July to December offering period. At the end of each offering period, your contributions are used to purchase WellPoint Common Stock at a rate discounted from the market price at the time of purchase.

Shares are purchased at 85% of the lower of the Company stock price on the first day of the offering period or on the last day of the offering period.

You may choose to keep or sell your shares and are responsible for brokerage fees, capital gains, and any other costs associated with the sale.

You should refer to the Summary Plan Description/ Prospectus for a complete description of the Plan before making a decision to participate.

Mid-Year Changes

Generally, you will not be able to change your FlexPoint elections until the next Open Enrollment period. However, IRS rules and the plans allow you to change your elections during the year if you have a qualified mid-year change.

Qualified Mid-Year Changes

Examples of qualified mid-year changes for which you can change some of your benefits during the year include:

•
Marriage, change in domestic partner status, divorce, legal separation, or annulment

•
Birth or adoption of a child, or a change in a child custody arrangement

•
Death of your spouse/domestic partner or dependent

•
A change in your spouse's/domestic partner's/dependent's employment status

•
A significant change in your spouse's/domestic partner's/dependent's employer's health care coverage, not including Open Enrollment

•
A change in a dependent's eligibility status because of marriage, age, or loss of dependent status for federal tax purposes

•
A change in the cost of your dependent daycare

•
Unpaid leaves of absence

The coverage change must be consistent with the qualifying event.

If a qualified mid-year change occurs, it is your responsibility to contact the Associate Service Center within 31 days of the qualifying event. After you report the event to the Associate Service Center, you will receive an Enrollment Worksheet for your use in making changes to your benefits. Failure to act promptly could result in not having coverage for which you or your dependents would otherwise be eligible.

Continuing coverage for a dependent who is no longer eligible (i.e. divorce, termination of domestic partnership, a dependent child reaching the maximum age, etc.), is a violation of Company policy and subject to disciplinary action up to and including termination of employment. WellPoint pays for a portion of coverage for these individuals. You may be liable for premiums and all expenditures including, but not limited to, claims costs and any fees necessary to be reimbursed for any paid claims, as well as legal fees.

If you move to an area where an HMO, Dental Net, or a PPO is not available, you must change your option to one that is available in your new location. However, no other benefit changes will be allowed.

The chart on the following pages shows the changes you can make during the year. For allowable domestic partner changes, refer to the Domestic Partner Guide.

Qualified Mid-Year Changes

Event*	Election Changes You Can Make Within 31 Days of the Event		Coverage/Change Effective Date	Documentation Required
You get married	•	Enroll yourself, spouse, and your spouse's dependent children in Medical, Dental, and/or Vision (may not change existing plans)	Date of the event	Copy of marriage certificate
	•	Cancel Medical, Dental, and/or Vision for yourself and dependent children if you are electing coverage under your new spouse's plan
	•	Add Spouse Life
	•	Enroll in/increase Health Care Spending Account
	•	Enroll in/cancel/change amount of contribution to Dependent Day Care Spending Account

You get divorced, legally separated, or have your marriage annulled	•	Enroll yourself and dependent children in Medical, Dental, and/or Vision if you and your dependent children lose coverage under your former spouse's plan(s)	Date of the event	Copy of court documents
	•	Required to cancel spouse in Medical, Dental, and Vision (COBRA coverage will be available for your spouse)
	•	Required to cancel Spouse Life and Child Life for stepchildren
	•	Enroll in/change contribution to Health Care Spending Account
	•	Enroll in/cancel/change amount of contribution to Dependent Day Care Spending Account

You gain a dependent	•	Enroll yourself, spouse, and dependent	Date of the event	Copy of birth certificate
child through birth,		children in Medical, Dental, and/or Vision		from hospital, copy of
adoption or placement	•	Add new dependent child to existing Child		adoption papers, or copy
for adoption, or gain		Life coverage or enroll an only child		of court documents for
legal guardianship	•	Enroll in/increase Health Care Spending Accounts		legal guardianship
	•	Enroll in/increase Dependent Day Care Spending Account

Your and/or your	•	Required to cancel dependent child in	End of the month	Copy of court documents
spouse's dependent child		Medical, Dental, Vision, and Child Life		for legal custody
becomes ineligible (i.e.		(may be eligible for COBRA)		None required for marriage,
marriage, over maximum	•	Cancel (if ineligible dependent is		over maximum age, etc.
age, becomes a WellPoint associate, etc.) or you lose legal custody of a child		only person covered) or decrease Dependent Day Care Spending Account

Your spouse dies	•	Required to cancel spouse in Medical, Dental, Vision, and Spouse Life	Date of death	Copy of death certificate
	•	Enroll yourself and dependent children in Medical, Dental, Vision, and Health Care Spending Account if you and your dependent children lose coverage under your deceased spouse's plan(s)
	•	Change amount of Health Care Spending Account
	•	Enroll in/change amount of Dependent Day Care Spending Account

Your dependent child dies	•	Required to cancel dependent child in Medical, Dental, Vision, and Child Life	Date of death	Copy of death certificate
	•	Decrease Health Care Spending Account
	•	Decrease Dependent Day Care Spending Account
*
For allowable domestic partner changes, refer to the Domestic Partner Guide.

Event*	Election Changes You Can Make Within 31 Days of the Event		Coverage/Change Effective Date	Documentation Required
Your spouse begins	•	Cancel yourself, spouse, and/or dependent	Date of the event	Documentation from spouse's
employment or increases		children in Medical, Dental,		employer (i.e. benefits
his/her work hours and		and/or Vision		enrollment form,
gains Medical, Dental,	•	Change contribution to Health Care Spending		employment offer letter, etc.)
and/or Vision coverage		Account
through his/her employer	•	Enroll in/increase Dependent Day Care Spending Account

Your spouse ends	•	Enroll yourself, spouse, and/or dependent	Date of the event	Documentation from spouse's
employment or loses		children in Medical, Dental,		employer (i.e. COBRA
eligibility for benefits and		and/or Vision		notice, HIPAA notice, etc.)
you/your spouse/your	•	Enroll in/change contribution to Health Care
dependent children lose		Spending Account
Medical, Dental, and/or Vision coverage through his/her employer	•	Cancel/decrease Dependent Day Care Spending Account

Your and/or your spouse's	•	Enroll dependent in Medical, Dental, and/or	Date of the event	Documentation from
dependent ends employment		Vision		dependent's employer
or loses eligibility for benefits through his/her employer	•	Change contribution to Health Care Spending Account		(i.e. COBRA notice, HIPAA notice, etc.) and proof of full-time student status

Your spouse or dependent child begins full-time employment at WellPoint	•	Required to cancel Spouse/Child Life	Date spouse or dependent child qualifies for benefits	None—Provide name and Social Security Number of spouse/dependent child

Your and/or your spouse's	•	Cancel Medical, Dental, Vision, and Child	Date of the event	Documentation from
dependent's dependent		Life for dependent child		employer (i.e. benefits
child begins employment	•	Change contribution to Health Care Spending		form, employment offer
enrollment or increases work hours and gains		Account		letter, etc.)
coverage through his/her employer

You move outside HMO or PPO Service Area	•	Required to elect new Medical plan in new location	Date of the event	Address change

You move outside Dental Net Service Area	•	Enroll in new Dental plan	Date of the event	Address change

Your job status changes from	•	Enroll in Medical, Dental, Vision, Employee	First of the month	None—Human Resources
part-time to full-time		Life, AD&D, Spouse Life, Child Life,	following job	action
		STD, and LTD	status change
	•	Enroll in/increase Health Care Spending Account
	•	Enroll in/increase Dependent Day Care Spending Account

Your job status changes from	•	Enroll yourself, spouse, and dependent	First of the month	None—Human Resources
part-time (under 20		children in Medical	following job	action
hours/week) to part-time at	•	Enroll in Health Care Spending Account	status change
least 20 hours/week	•	Enroll in Dependent Day Care Spending Account

Your job status changes from	•	Change Medical plan	First of the month	None—Human Resources
full-time to part-time (at least	•	Required to cancel Dental, Vision, STD, LTD,	following job	action
20 hours/week)		Employee Life, AD&D, Spouse Life, and	status change
Child Life (COBRA may be available)
	•	Enroll in/cancel/change contribution to Health Care Spending Account
	•	Cancel/decrease Dependent Day Care Spending Account

Your job status changes from full-time to part-time (less than 20 hours/week)	•	Required to cancel Medical, Dental, Vision, STD, LTD, Employee Life, Spouse Life, Child Life, Health Care and Dependent Day Care Spending Account (COBRA may change be available)	First of the month following job status	None—Human Resources action

Important Note: The allowable changes are permitted only if they are consistent with and on account of your change in status as determined under IRS regulations.

*
For allowable domestic partner changes, refer to the Domestic 40 Partner Guide

Continuing Health Care Coverage ("COBRA")

This is a summary of your rights and obligations under the COBRA continuation coverage provisions. Both you and your spouse, if any, should take the time to read this notice carefully. Domestic partners and children of domestic partners are not eligible for COBRA continuation.

COBRA requires that most Officers of WellPoint and its related companies and their families receive the opportunity for a temporary extension of health care coverage, called "continuation coverage," at group rates in certain instances where coverage under the WellPoint Companies' Group Health Plans ("Health Plans") would end. For this purpose, the term "Health Plans" includes the WellPoint Companies' medical, dental, vision, employee assistance, and health care flexible spending account plans, and the term "qualified beneficiary" is used below to refer to individuals who are eligible to receive COBRA continuation coverage.

Qualifying Events For Officers

If you are an Officer of the WellPoint Companies covered by a Health Plan, you have the right to choose COBRA continuation coverage if you lose your Health Plan coverage because of the following:

•
A reduction in your hours or employment, or

•
The termination of your employment (for reasons other than gross misconduct on your part).

Qualifying Events for Spouse and Dependent Children

If you are the spouse or a dependent child of an Officer covered by a Health Plan, you have the right to choose continuation coverage for yourself if you lose coverage for any of the following reasons:

•
The death of your spouse

•
A termination of your spouse's employment (for reasons other than gross misconduct) or reduction in your spouse's hours of employment

•
Divorce or legal separation from your spouse

•
Your spouse becomes entitled to Medicare

•
You reach the maximum age allowed to be considered a dependent child

•
You are no longer considered a dependent child.

There is no COBRA continuation coverage for domestic partners or their children.

Deadline for Election

When the Plan Administrator is notified that one of these qualifying events has happened, the Administrator will, in turn, notify you that you have the right to choose continuation coverage. Under COBRA, you have 60 days from the date you receive the notice or 60 days from the date that you would lose coverage because of one of the qualifying events described above (if later) to inform the Plan Administrator that you want continuation coverage. If you do not choose continuation coverage, your group Health Plan coverage will end.

Type of Coverage

If you choose continuation coverage, the WellPoint Companies are required to give you coverage which, as of the time coverage is being provided, is identical to the coverage provided under the Health Plan to similarly situated Officers or family members.

Length of Coverage

COBRA requires that you be afforded the opportunity to maintain continuation coverage for 36 months unless you lost Health Plan coverage because of a termination of employment or reduction in hours. In that case, the required continuation coverage period is 18 months.

The 18-month period may be extended to 29 months if a qualified beneficiary is determined by the Social Security Administration to be disabled (for Social

Security disability purposes) at any time during the first 60 days of COBRA coverage. This 11-month extension is available to all individuals who are qualified beneficiaries due to a termination or reduction in hours of employment. To benefit from this extension, a qualified beneficiary must notify the Plan Administrator of that determination within 60 days and before the end of the original 18-month period. The affected individual must also notify the Plan Administrator within 30 days of any final determination that the individual is no longer disabled.

The 18- or 29-month period may be extended if other qualifying events (for example, divorce, death, or entitlement to Medicare) occur during the period. In no event will coverage last beyond 36 months from the date of the qualifying event that originally made you eligible to elect COBRA continuation coverage.

A child who is born to or placed for adoption with the covered Officer during a period of COBRA coverage will be eligible to become a qualified beneficiary if the Plan Administrator is notified within 31 days of the birth or placement for adoption.

Early Termination of Coverage

COBRA provides that your continuation coverage may be shortened for any of the following five reasons:

•
The WellPoint Companies no longer provide group health coverage to any of their associates;

•
The premium for continuation coverage is not paid on time;

•
The qualified beneficiary becomes covered under another group health plan that does not contain any exclusion or limitation for any pre-existing condition that affects the qualified beneficiary;

•
The qualified beneficiary becomes entitled to Medicare;

•
The qualified beneficiary has already received 18 months of coverage due to disability, and there has been a final determination that the qualified beneficiary is no longer disabled.

The Plan Administrator reserves the right to terminate your COBRA coverage retroactively if you are determined to be ineligible for COBRA.

Cost of Coverage

You do not have to show that you are insurable to choose continuation coverage. However, the law provides for payment by the qualified beneficiary of 100% of the premium for continuation coverage plus an administrative fee. The cost of continuation will be 102% of the premiums. However, if you are eligible to extend continuation of coverage for an additional 11 months due to disability, the cost of continuation for any additional months will be 150% of the premiums. There is a grace period of 30 days for the regularly scheduled premium.

Cancellation for Non-Payment

•
Premiums are due on the last day of the calendar month preceding coverage.

•
Coverage will be cancelled if payment is not received within 30 days of the due date.

•
It is the participant's responsibility to make sure premiums are received by the due date, allowing sufficient mail time.

•
Once coverage is cancelled for non-payment, it will not be reinstated.

Additional Information

If you have any questions about COBRA, please contact the Associate Service Center.

Important Information

Actively At Work

If you are not actively at work on a full-time basis on the day your coverage or an increase in your benefits would otherwise begin, then your coverage or an increase in benefits will not begin until the date you return to active work on a full-time basis.

If you elect a medical plan offered by WellPoint, coverage will become effective under the Plan even if you are hospitalized or on medical leave on the effective date.

The Health Insurance Portability and Accountability Act of 1996 (HIPAA)

Pre-existing conditions exclusions have been eliminated from the WellPoint Preferred and Group Medical Plans (for pre-existing conditions on LTD/STD, please see page 30). Special enrollment provisions for associates declining medical coverage have been adopted.

Special Enrollment Rights

If you are declining enrollment for yourself or your dependents because of other health insurance coverage, you may be able to enroll yourself or your dependents in the future in a medical plan offered by WellPoint, provided that you request enrollment within 30 days after your other coverage ends.

In addition, if you have a new dependent or other person eligible under our plans as a result of marriage, domestic partnership, birth, adoption, or placement for adoption, you may be able to enroll yourself and other eligible persons, provided that you request enrollment within 31 days after the marriage, birth, adoption, or placement for adoption.

Newborn's and Mother's Protection Act

The minimum stay for mothers and newborn children is 48 hours following a normal delivery and 96 hours following a cesarean section. Providers are not required to obtain authorization from the Plans or the insurance issuer for prescribing a length of stay within the above periods.

Women's Health and Cancer Rights Act of 1998

The Women's Health and Cancer Rights Act of 1998 was enacted on October 21, 1998 and requires that all health plans cover post-mastectomy breast surgery if they provide medical and surgical coverage for mastectomies. If you and/or your eligible dependents receive these benefits under a WellPoint-sponsored medical plan, the plan must cover:

•
Reconstruction of the breast on which the mastectomy was performed;

•
Surgery and reconstruction of the other breast to produce a symmetrical appearance;

•
Prostheses; and

•
Treatment for physical complications of all stages of mastectomy, including lymphedemas.

Benefits required under the Women's Health and Cancer Rights Act will be provided in consultation between the patient and attending physician. These benefits are subject to the same health plan deductibles, copayments, and coinsurance that apply to any other benefit under the specific plan and cannot be denied or reduced on the grounds that they are cosmetic in nature or that they otherwise do not meet the plan's definition of "medically necessary."

If you are enrolled in an HMO offered by WellPoint, please be aware that several states have enacted similar laws requiring coverage for treatment related to mastectomies. If the similar law of the state in which your HMO is located is more generous than the federal law, your benefits will be paid in accordance with your state's law.

Important Telephone Numbers

Associate Service Center		(877) 342-5272

Medical

WellPoint Preferred PPO		(800) 234-0111

WellPoint Group		(800) 234-0111

BCBSGA PPO		(800) 441-2273

HMOs

CA:	Blue Cross HMO	(800) 234-0111

CT:	BlueCare Health Plan	(800) 922-1742 in CT; (800) 426-8531 elsewhere

GA:	Blue Choice Healthcare	(800) 441-2273

IL:	UNICARE HMO (Illinois)	(800) 234-0111

MA:	HMO Blue	(800) 588-5509

MI:	Blue Care Network of S.E. Michigan	(800) 662-6667

TX:	HMO Blue Cross (Dallas/Ft. Worth)	(888) 558-2393

	HMO Blue Texas (Houston)	(888) 882-2390

VA:	HealthKeepers of Virginia	(800) 421-1880

Dental

Dental Net		(800) 627-0004

WellPoint Standard Dental		(800) 627-0004

WellPoint Enhanced Dental		(800) 627-0004

BCBSGA Dental		(800) 441-2273

Vision

VSP		(800) 622-7444

LensCrafters (BCBSGA associates)		(800) 377-6436

UniAccount (Flexible Spending Accounts)		(888) 209-7976

MedCall (ID # 1005)		(888) 629-4000

BlueChoice On Call (BCBSGA associates)		(888) 724-BLUE (2583)

Group Universal Life Insurance		(925) 979-3255

Comprehensive Nonqualified Retirement Plan		(805) 557-5801

Employee Assistance and Work/Life Program		(888) 777-6665

Vanguard's Voice Network		(800) 523-1188

Employee Stock Purchase Plan

AST—Stock Plan Administrator		(888) 980-6456

National Discount Brokers		(888) 302-7764

Important Addresses for Claims

Medical—PPO

WellPoint Health Networks Inc.
P.O. Box 4109
Woodland Hills, California 91365
Attn: Associate Claims Unit

Dental

WellPoint Health Networks Inc.
P.O. Box 9066
Oxnard, California 93031-9066
Attn: Associate Claims Unit

Vision

Vision Service
Plan P.O. Box 997100
Sacramento, California 95899-7100

BCBSGA Associates

Medical and Dental
Blue Cross and Blue Shield of Georgia
P.O. Box 9907
Columbus, GA 31908-6007

Vision
BCBSGA Vision
P.O. Box 9907
Columbus, GA 31908-6007

Pharmacy Drugs

WellPoint Pharmacy
P.O. Box 4165
Woodland Hills, California 91365-4165

Spending Accounts

UniAccount
P.O. Box 4381
Woodland Hills, California 91365-4381

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